SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2006

CHINA SHEN ZHOU MINING & RESOURCES, INC.

(Exact name of registrant as specified in Charter)

Nevada	033-03385-LA	87-0430816
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 166 Fushi Road, Zeyang Tower, Suite 305

Shijingshan District, Beijing, China 100043

People’s Republic of China

 (Address of Principal Executive Offices)

86-010-68867292

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbuor Statement

In addition to historical information, this document contains forward-looking statements regarding business prospects, financial trends and accounting policies that may affect our future operating results, financial position and cash flows. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,’’ “anticipate,’’ “estimate,’’ “expect,’’ “project,’’ “intend,’’ “plan,’’ “believe,’’ “target,’’ “forecast’’ and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, they include statements relating to future actions, prospective products and services, future performance or results of current and anticipated products and services, sales efforts, capital expenditures, expenses, interest rates, the outcome of contingencies, such as legal proceedings, and financial results.

These statements are based on our assumptions and estimates and are subject to risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Explanatory Note

This Amendment No. 2 to our Current Report on Form 8K initially filed with the Securities and Exchange Commission on September 15, 2006 is being filed to correct/update the financial statements, business description and certain other information about China Shen Zhou Mining & Resources, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 15, 2006, Earth Products & Technologies, Inc. (“EPTI” or the “Company”) consummated the terms of a Stock Exchange Agreement dated July 14, 2006 (the “Exchange Agreement”) with American Federal Mining Group, Inc., an Illinois company (hereinafter “AFMG”), and the shareholders of AFMG (the “AFMG Shareholders”).   As a result of the transaction, EPTI issued a total of 20,000,000 shares of common stock to the shareholders of AFMG, in exchange for 100% of AFMG’s outstanding stock.  The common stock was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.  This transaction will be accounted for as a reverse merger with AFMG deemed the accounting acquirer and the Company the legal acquirer.

As a result of the share exchange/reverse takeover, AFMG became a wholly-owned subsidiary of EPTI, with EPTI, which previously had no material operations, becoming a holding company for the business of AFMG and its subsidiaries.  AFMG is a holding company, incorporated in Illinois, whose principal business is the ownership of entities in the People’s Republic of China (“PRC” or “China”) engaged in the acquisition, exploration, extraction and development of mining properties.

The share exchange/reverse takeover resulted in a change in voting control of EPTI.  The former shareholders of AFMG now hold a total of 20,000,000 shares of common stock, or approximately 94% of the outstanding common stock of EPTI, and the original EPTI shareholders now hold a total of 1,297,700 shares of common stock, or approximately 6% of the outstanding common stock.  At the closing, EPTI’s officers and directors resigned, and Xiao-Jing Yu was appointed as President of EPTI.  For purposes of this Form 8-K report, Qianzhen Mining, Xiangzhen Mining, and Tianzhen Mining are referred to as the “Subsidiaries.”

Effective October 20, 2006, EPTI changed its name to China Shen Zhou Mining & Resources, Inc.

(b) The Registrant is using Alternative 3 in Form 10SB. The Item references below are to the items in Form 10SB

Description of Business

Our primary business activity is mining, processing and distributing of fluorite ore, copper, zinc, lead, and other mineral products.  All of our business is conducted through the subsidiaries of China Shen Zhou Mining & Resources, Inc.  We operate mines in the Inner Mongolia Autonomous Region and Xingjiang Uygur Autonomous Region, which are known for their rich reserves of high-grade minerals of fluorite, copper, lead and zinc.  Regional human resources of general labor and specialized professional mining teams are available to us at a low cost.  We maintain good relationships with the government by providing employment opportunities to the people and tax revenues to the government.  We have also achieved strategic cooperative alliances with several large-scale domestic steel or chemical enterprises after years of experience and relationships in the mineral markets.  Such alliances combined with the large resources available on hand provide the Company with a competitive advantage over others in the same industry.

RISKFACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the risks described below and the other information in this 8-K/A before purchasing any of our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties may also adversely impair our business operations. If any of the events described in the risk factors below actually occur, our business, financial condition or results of operations could suffer significantly. In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy our common stock.

Risks Related Our Business

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional financing to provide the capital required to maintain or expand our exploration activities and mining facilities, and equipment and/or working capital, as well as repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business as the rate desired, and our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on the then current holders of equity.

We receive a significant portion of our revenues from a small number of customers. Our business will be harmed if our customers reduce their orders from us.

A significant amount of our revenues are derived from only a small number of customers mainly in the iron and steel and fluorite chemical industries.  Dependence on a few customers could expose us to the risk of substantial losses if a single dominant customer stops purchasing our products. If we lose any customers and are unable to replace them with other customers that purchase a similar amount of our products and services, our revenues and net income would decline considerably.

We may not have sufficient supply of nonferrous ore.

Qianzhen Mining, one of our subsidiaries, has a 200,000 metric ton/year processing capacity for zinc-lead ore. However, it does not produce any ore it processes.  Currently, it obtains its supply of ore from third parties.  Its contracts with third parties will expire in June 2008.  We may not be able to renew contracts or secure new contracts with third party suppliers.  Although we plan to increase the quantity of nonferrous metal ore at Qingshan Metal to replace third party suppliers, we may not be able to produce a sufficient quantity to ensure the supply of ore for Qianzhen Mining.  As a result, our revenues may be reduced and our business would suffer.

Inclement weather may affect our fluorite business.

Our fluorite business is conducted through Xiangzhen Mining which is located in an outlying area on the border between China’s Inner Mongolia Autonomous Region and Mongolia.  The weather conditions there are very harsh, especially in winter.  If there is a strong snow storm, our fluorite mining operations may have to be suspended for an indefinite period of time and we may not be able to ship our fluorite products to our customers in time.  As a result, our revenues may be negatively impacted.

Our administrative costs could affect our ability to be profitable.

Our exploration and mining operations are scattered across several geographical locations in China and we will complete an acquisition of a gold mine in Kyrgyzstan.  Our administrative costs may increase as a result and our profitability may be affected.

Our ability to operate our company effectively could be impaired if we lose key personnel

We depend on the services of key executives and a small number of personnel focused on the development of our mining projects. Additionally, the number of persons skilled in the development and operation of mining properties is limited and significant competition exists for these individuals. We cannot assure you that we will be able to employ key personnel or that we will be able to attract and retain qualified personnel in the future. We do not maintain “key person” life insurance to cover our executive officers. Due to the relatively small size of our company, our failure to retain or attract key personnel may delay or otherwise adversely affect the development of our projects, which would have a material adverse effect on our business.

We may not be able to attract and retain the additional personnel we will need to develop any of our projects

We are a small company with a limited operating history and relatively few employees. The development of any of our proposed projects will place substantial demands on us. We will be required to recruit additional personnel and to train, motivate and manage these new employees. There can be no assurance that we will be successful in attracting and retaining such personnel.

We may not be able to obtain or renew licenses, rights and permits required to develop or operate our mines, or we may encounter environmental conditions or requirements which would adversely affect our business

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. In addition to requiring permits for the development of our mines, we will need to obtain various mining permits during the life of the project. Obtaining and renewing the necessary governmental permits is a complex and time-consuming process.  Obtaining or renewing necessary permits may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.  There can be no assurance that all necessary permits will be obtained and, if obtained, will be renewed, or that in each case the costs involved will not exceed those that we previously estimated. It is possible that the costs and delays associated with compliance with such standards and regulations could become such that we would not proceed with the development or operation of a mine or mines.

Any material inaccuracies in our production estimates could adversely affect our results of operations

We have prepared estimates of future production. We cannot assure you that we will ever achieve our production estimates or any production at all. Our production estimates depend on, among other things:

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the accuracy of our mineralization and reserves estimates;

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the accuracy of assumptions regarding ore grades and recovery rates;

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ground conditions and physical characteristics of the mineralization, such as hardness and the presence or absence of particular metallurgical characteristics;

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the accuracy of estimated rates and costs of mining and processing; and

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our ability to obtain and keep effective all permits for our mines and facilities.

Our actual production may vary from our estimates if any of our assumptions prove to be incorrect.

Expansion of our business may put added pressure on our management and operational infrastructure, impeding our ability to meet any increased demand for our products and possibly hurting our operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products. Our planned growth includes the expansion of exploration and mining over the next few years.  Although most of management personnel have extensive experience in the mining industry, their training is in mining operations rather than contemporary management principles.  They may be not able to cope with the challenges presented by being a U.S. public company and the competitive business environment due to globalization.  In addition, growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges, including:

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the continued demand of our products by the iron and steel, and fluorite chemical industries;

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our ability to successfully and rapidly expand our operations in response to potentially increasing demand;

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the costs associated with such growth, which are difficult to quantify, but could be significant;

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rapid technological change; and

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the highly cyclical nature of the mining industry.

If we are successful in obtaining rapid market growth of our products, we will be required to deliver large volumes of quality products to customers on a timely basis and at a reasonable cost to those customers. Meeting any such increased demand will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products. Such demands would require more capital (including working capital) than we currently have available and we may be unable to meet the needs of our customers.

We may not succeed in listing our common stock on a U.S. stock exchange, resulting in the payment of increased interest and liquidated damages to our primary lender.

On December 27, 2006, we issued $28,000,000 original principal amount of convertible notes to Citadel Equity Fund Ltd.  The convertible notes are further described in the Managements Discussion and Analysis section under “CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS – Convertible Notes”.   The indenture relating to the convertible notes contains a covenant that we will finalize the listing of our common stock on the New York Stock Exchange, the American Stock Exchange or NASDAQ by November 15, 2007.  If we fail to obtain such listing by that time, the interest rate on the Notes will increase from 6.75% to 10.50% (dropping to 8.5% once we obtain the listing), and we will be required to pay liquidated damages to the holders of the convertible notes of $750,000.  The convertible notes provide for additional liquidated damages if we fail to keep other covenants relating to (i) appointment of auditors, (ii) appointment of a chief financial officer with U.S. listed company experience, or (iii) honoring a right of the holder of the notes to nominate a director to our board of directors.  Consequently, if we are unable to procure a listing on a U.S. stock exchange by November 15, 2007, or to honor our other covenants under the Notes, we will incur additional expenses and our profitability will suffer.

Risks Related to Our Industry

Fluctuations in the market price of fluorite and nonferrous metals could adversely affect the value of our company and our securities

The profitability of our operations will be directly related to the market price of the metals we mine and refine. The market prices of fluorite and nonferrous metals fluctuate widely and are affected by numerous factors beyond the control of any mining company. These factors include fluctuations with respect to the rate of inflation, the exchange rates of the Renminbi and other currencies, interest rates, global or regional political and economic conditions, banking industry fluctuations, global and regional demand, production costs in major metal producing areas and a number of other factors. Any drop in the price of the metals important to our operations would adversely impact our revenues, profits and cash flows. In particular, a sustained drop in prices could:

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cause suspension of our development and, ultimately our mining operations, if such operations become uneconomic at the then-prevailing prices, thus further reducing revenues;

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prevent us from fulfilling our obligations under our agreements or under our permits and licenses which could cause us to lose our interests in, or be forced to sell, our properties; and

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reduce financing available to us.

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Furthermore, the need to reassess the feasibility of any of our projects if metals prices decline could cause substantial delays or might interrupt operations until the reassessment can be completed. Mineral reserve calculations and life-of-mine plans using significantly lower metal prices could result in reduced estimates of mineral reserves and in material write-downs of our investment in mining properties and increased amortization, reclamation and closure charges.

Mining is inherently dangerous and subject to conditions or events beyond our control, and any operating hazards could have a material adverse effect on our business

Mining involves various types of risks and hazards, including: environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structure cave-in or slides, flooding, fires and interruption due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury or death, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums and some types of insurance may be unavailable or too expensive to maintain. We may suffer a material adverse effect on our business and the value of our securities may decline if we incur losses related to any significant events that are not covered by our insurance policies.

There is no guarantee that legal title to the properties in which we have an interest will not be challenged, which could result in the loss of our rights in those properties

The ownership and validity, or title, of unpatented mining claims are often uncertain and may be contested. A successful claim contesting our title or interest to a property could cause us to lose our rights to mine that property. In addition, the success of such a claimant could result in our not being compensated for our prior expenditures relating to the property.

The mining industry is intensely competitive, and we may have difficulty effectively competing with other mining companies in the future

Mines have limited lives and, as a result, we must continually seek to replace and expand our mineralization and reserves through the acquisition of new properties. Significant competition exists for the acquisition of properties producing or capable of producing fluorite and nonferrous metals. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which may have greater financial resources and larger technical staffs than we have. As a result of this competition, we may be unable to acquire attractive mining properties on acceptable terms.

Shortages of critical parts, equipment and skilled labor may adversely affect our development projects

The industry has been impacted by increased worldwide demand for critical resources such as input commodities, drilling equipment, tires and skilled labor. These shortages have caused and may continue to cause unanticipated cost increases and delays in delivery times, potentially impacting operating costs, capital expenditures and production schedules.

Costs estimates and timing of new projects are uncertain

The capital expenditures and time required to develop new mines or other projects are considerable and changes in costs or construction schedules can affect project economics. There are a number of factors that can affect costs and construction schedules, including, among others:

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availability of labor, power, transportation, commodities and infrastructure;

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increases in input commodity prices and labor costs;

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fluctuations in exchange rates;

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availability of financing;

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difficulty of estimating construction costs over a period of years; and

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delays in obtaining environmental or other government permits.

Risks Relate to Doing Business in China

The Company’s business will be affected by PRC government regulation and the country’s economic environment because most of our sales will be in the China market.

Although we export products to other countries, most of our sales are in the PRC.  It is anticipated that our products in China will continue to represent a significant portion of sales in the near future.  As a result of our reliance on the China markets, our operating results and financial performance could be affected by any adverse changes in economic, political and social conditions in China.

There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on us, that regulators or third parties will not raise material issues with regard to compliance or non-compliance with applicable laws or regulations, or that any changes in applicable laws or regulations will not have a material adverse effect on our business.

The economy of the PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of state-owned land use rights or mining and exploration rights.  The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect our future business expansion. The Chinese government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. At present, our mining and exploration activities are subject to approvals from the relevant government authorities in China.  Such governmental approval processes are typically lengthy and complex, and never certain to be obtained.

There are risks inherent in doing business in China.

The PRC is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the state of change.  China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and adversely affect our performance.

Certain political and economic considerations relating to the PRC could adversely affect CSZM.

While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.  Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development.  Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

The recent nature and uncertain application of many PRC laws applicable to CSZM create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

A new Chinese law may impact our ability to make acquisitions of Chinese businesses.

On August 8, 2006, six PRC regulatory agencies namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission (“SASAC”), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore Special Purpose Ventures, or SPVs, formed after the effective date, for overseas listing purposes, through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

The Company intends to make acquisitions of Chinese businesses in the future. There are uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule and those uncertainties could make it difficult or impossible to make acquisitions of Chinese businesses in the future.

Foreign Investment Policy Change

On March 16, 2007, China's parliament, the National People's Congress, adopted the Enterprise Income Tax Law, which will take effect on January 1, 2008. The new income tax law sets a unified income tax rate for domestic and foreign companies at 25 percent and abolishes the favorable policy for foreign invested enterprises. After this law takes effect, newly established foreign invested enterprises will not enjoy favorable tax treatment as in effect under current tax laws. Some of our subsidiaries are benefiting from the preferred tax rates for foreign companies and will be subject to the new tax rate when their respective term of preferred tax rates expires. Our net income margin may be affected at that time.

Risks Related to the Market for Our Stock

The market for our Common Stock is limited.

The trading market in our common stock is the Over the Counter Bulletin Board. The Bulletin Board is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ or Amex, and quotes for stocks included on the Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ or Amex Stock Market.

Trading in our common stock has been sporadic and does not constitute an active market. From September 15, 2006 to July 13, 2007, our trading volume has been very low and inconsistent, ranging from no trading at all to a high of 56,500 shares. During the same period, the high sale price was $9.00 and the low sale price was $1.50. Prior to the acquisition of AFMG, we were a publicly traded shell and the transactions in our stock while we were a shell are not relevant. On July 13, 2007, the closing price was $3.63.

We currently have approximately 675 shareholders. But the trading volume has been low.  A viable public trading market may not develop for our shares or may take a period of time to develop. Such a market, if it does develop, could be subject to extreme price and volume fluctuations. In the absence of an active trading market:

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Shareholders may have difficulty buying and selling or obtaining market quotations;

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market visibility for our Common Stock may be limited; and

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a lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, as our subsidiaries are incorporated in non-U.S. jurisdictions, we conduct substantially all of our operations in China, and all of our officers reside outside the United States.

We conduct substantially all of our operations in China through our wholly owned subsidiaries in China. All of our officers reside outside the United States and some or all of the assets of those persons are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our public stockholders may have more difficulty in protecting their interests through actions against our management, directors or major stockholders than would stockholders of a corporation doing business entirely within the United States.

The trading prices of many companies that have business operations only in China have been volatile which may result in large fluctuations in the price of our Common Stock and losses for shareholders.

The stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many companies that have business operations only in China. These fluctuations have often been unrelated or disproportionate to the operating performance of many of these companies. Any negative change in the public’s perception of these companies could depress our stock price regardless of our operating results. The market price of our Common Stock has been and may continue to be volatile. We expect our stock price to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

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actual or anticipated variations in our quarterly operating results;

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announcements of technological innovations or new products or services by us or our competitors;

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announcements relating to strategic relationships or acquisitions;

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additions or terminations of coverage of our Common Stock by securities analysts;

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statements by securities analysts regarding us or our industry;

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conditions or trends in the our industry; and

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changes in the economic performance and/or market valuations of other mining companies.

The prices at which our Common Stock trades will affect our ability to raise capital, which may have an adverse affect on our ability to fund our operations.

Our Common Stock may be considered to be a “penny stock” and, as such, the market for our Common Stock may be further limited by certain SEC rules applicable to penny stocks.

To the extent the price of our common stock remains below $5.00 per share, we have net tangible assets of $2,000,000 or less, or if we fall below certain other thresholds, our common shares will be subject to certain “penny stock” rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations adversely affect the ability of brokers to sell our common shares and limit the liquidity of our securities.

We may seek to make acquisitions that prove unsuccessful or strain or divert our resources.

We may seek to expand our business through the acquisition of related businesses and assets. We may not be able to complete any acquisitions on favorable terms or at all. Acquisitions present risks that could materially and adversely affect our business and financial performance, including:

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the diversion of our management’s attention from our everyday business activities;

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the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and

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the need to expand management, administration, and operational systems.

If we make such acquisitions we cannot predict whether:

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we will be able to successfully integrate the operations and personnel of any new businesses into our business;

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we will realize any anticipated benefits of completed acquisitions; or

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there will be substantial unanticipated costs associated with acquisitions, including potential costs associated with environmental liabilities undiscovered at the time of acquisition.

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In addition, future acquisitions by us may result in:

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potentially dilutive issuances of our equity securities;

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the incurrence of additional debt;

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restructuring charges; and

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the recognition of significant charges for depreciation and amortization related to intangible assets.

We do not intend to pay any dividends on our Common Stock in the foreseeable future.

We currently intend to retain all future earnings, if any, to finance our current and proposed business activities and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We may also incur indebtedness in the future that may prohibit or effectively restrict the payment of cash dividends on our Common Stock.

We are not currently compliant with certain Sarbanes-Oxley Act standards.

The enactment of the Sarbanes-Oxley Act in July 2002 created a significant number of new corporate governance and internal control requirements.  Since our Common Stock is currently quoted on the OTCBB, it is not currently subject to a number of such requirements. Although we expect to implement the requisite changes to become compliant with existing requirements, and new requirements when they do apply to us, we may not be able to do so, or to do so in a timely manner. If we do not come into compliance with the Sarbanes-Oxley Act corporate governance requirements, we may not be able to list our securities on either AMEX or Nasdaq markets in the event we ever attempt to do so.

Certain stockholders can exert control over the Company and may not make decisions that further the best interests of all stockholders.

Our officers, directors and principal stockholders (greater than 5% stockholders) together will own an aggregate of approximately 72.47% of our outstanding Common Stock on a fully diluted basis. Consequently, these stockholders, if they act individually or together, may exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change of control of us and might affect the market price of our Common Stock, even when a change of control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements which we would not otherwise consider.

Our investors may lose their entire investment in our securities.

An investment in our securities is highly speculative and may result in the loss of the entire investment. Only potential investors who are experienced investors in high risk investments and who can afford to lose their entire investment should consider an investment in our securities.

BUSINESS OF THE COMPANY

Corporate History

Unless otherwise indicated, or unless the context otherwise requires, all references in this Annual Report to the terms “Company,” “CSZM,” “we,” “our,” or “us” mean China Shen Zhou Mining & Resources, Inc., a Nevada corporation.

We are the result of a share exchange/reverse takeover among Earth Products & Technologies, Inc., a Nevada corporation (“EPTI”) with American Federal Mining Group, Inc., an Illinois company (hereinafter “AFMG”), and the shareholders of AFMG.  The effective date of the transaction was September 15, 2006.  Pursuant to the transaction, EPTI issued a total of 20,000,000 shares of common voting stock to AFMG Shareholders, in exchange for 100% of AFMG’s common stock.  The common stock was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.  This transaction will be accounted for as a reverse takeover (recapitalization) with AFMG deemed the acquirer for accounting purposes and EPTI the legal acquirer.

As a result of the share exchange/reverse takeover, AFMG became a wholly-owned subsidiary of EPTI, with EPTI, which previously had no material operations, becoming a holding company for the business of AFMG and its subsidiaries.  AFMG is a holding company, incorporated in Illinois, whose principal business is the ownership of entities in the People’s Republic of China (“PRC” or “China”) engaged in the acquisition, exploration, extraction and development of mining properties.

The share exchange/reverse takeover resulted in a change in voting control of EPTI.  The former shareholders of AFMG now hold a total of 20,000,000 shares of common stock, or approximately 94% of the outstanding common stock of EPTI, and the original EPTI shareholders now hold a total of 1,297,700 shares of common stock, or approximately 6% of the outstanding common stock.  At the closing, EPTI’s officers and directors resigned, and Xiao-Jing Yu was appointed as President of EPTI.   Effective October 20, 2006, EPTI changed its name to China Shen Zhou Mining & Resources, Inc.

AFMG owns all of the registered capital of Inner Mongolia Wulatehouqi Qianzhen Ore Processing Co., Ltd. (“Qianzhen Mining”), a limited liability company organized in the PRC.   Qianzhen Mining holds 67% of the registered capital of Inner Mongolia Xiangzhen Mining Group Co., Ltd., a limited liability company organized in the PRC (“Xiangzhen Mining”), with the remaining 33% of the registered capital of Xiangzhen Mining being held by AFMG, thus effectively making Xiangzhen Mining a wholly-owned subsidiary of AFMG.  Xiangzhen Mining also holds 99% of the registered capital of Xinjiang Wuqia Tianzhen Mining Co., Ltd. (“Tianzhen Mining”), and the remaining 1% of Tianzhen Mining is held by Yu Xiao-Jing, President of AFMG, in trust for Qianzhen Mining.   Qianzhen Mining owns 60% of Wulatehouqi Qingshan Nonferrous Metal Development Co., Ltd. (“Qingshan Metal”).   The other 40% of Qingshan Metal is owned by several individual shareholders.   Xiangzhen Mining owns 80% of Xinjiang Buerjin County Xingzhen Mining Co., Ltd. (“Xingzhen Mining”).  The other 20% is owned by Xinjiang Tianxiang New Technology Development Co., Ltd.

The table below illustrates the corporate structure of the Company:

We are a public company.  Our securities are quoted on the OTC Bulletin Board under the symbol “CSZM.OB.”

Our executive offices are located at No. 166 Fushi Road, Zeyang Tower, Suite 305 Shijingshan District, Beijing, China 100043.  Our telephone number is 86-010-68867292.

Our Industry

Our primary business activity is mining, processing and distributing of fluorite ore, copper, zinc, lead, and other mineral products.  Along with China’s modernization drive, its economy has witnessed significant growth in the past three decades, which brought about a rapid growth in its manufacturing capacity. Moreover, due to its investment environment and cheap labor, China has attracted many manufacturers from the developed countries. The increasing industrial capacity of China has caused, and is anticipated to cause, a high level of demand for industrial raw materials including fluorite and nonferrous metals.

Fluorite is mainly used by the steel industry as a melting agent and the fluorite chemical industry to manufacture hydrofluoric acid, a widely used raw material for the chemical industry.  With a rapid growth of the steel industry and the chemical industry in China, the demand for fluorite and nonferrous metals has increased significantly.  China produced 2.6 million metric tons of fluorite ore in 2004, 2.9 million metric tons in 2005, and 3.0 million metric tons in 2006.　About 76% of the annual output is for domestic consumption and 24% for export in 2006, according to the information published in the papers of the World Fluorite Conference of Shanghai and based on the estimates by China’s Fluorite Industry Association.  In 2010 the demand is expected to increase from 1.94 million to 2.25 million metric tons.  In recent years, large exports of fluorite and hydrofluoric acid have depleted fluorite resources in China.  In order to protect fluorite reserves, the Chinese government instituted an export quota system in 2001.

As a result of rapid economic development, the demand for nonferrous metals in China has also significantly increased in recent years.  According to the statistics of China’s Ministry of Land and Resources, China was only able to satisfy less than 40% of its demand for copper with domestic resources in 2006, and in 2010 the demand is expected to increase from 5.8 million to 6.5 million metric tons.  In

2005, China’s domestic consumption of zinc was 3.2 million metric tons, which exceeded its production of 2.78 million metric tons.

Due to limited natural resources, the prices for fluorite and nonferrous metals have increased in recent years.  According to the data of the Shanghai Future Exchange, the price for fluorite ore increased approximately 30% per year from 2004 to 2006.  The price of zinc increased 27% from 2004 to 2005 and over 90% from 2005 to 2006.  The price for copper increased 26% from 2004 to 2005 and over 65% from 2005 to 2006.

We expect the price of zinc and lead will continue to increase and the price of copper will remain high though it may experience significant fluctuations.

We anticipate the fluorite and nonferrous markets will provide excellent opportunities for us to grow.

Current Business Operations

Our primary business activity is mining, processing and distributing of fluorite ore, copper, zinc, lead, and other mineral products.  All of our business is conducted through our China-based subsidiaries.  We operate mines in the Inner Mongolia Autonomous Region and Xingjiang Uygur Autonomous Region, which are known for their rich reserves of high-grade minerals of fluorite, copper, lead and zinc.

Regional human resources of general labor and specialized professional mining teams are available to us at a low cost.  We maintain good relationships with the local governments by providing employment opportunities to the people and tax revenues to the government.  We have also achieved strategic cooperative alliances with several large-scale domestic steel or chemical enterprises after years of experience and relationships in the mineral markets.  Such alliances combined with the large resources available on hand provide the Company with a competitive advantage over others in the same industry.

The following table summarizes the business activities of AFMG’s subsidiaries:

Subsidiaries	Current Business Activities
Qianzhen Mining	Engage mainly in the processing of zinc-lead ore
Xiangzhen Mining	Engage mainly in the extraction and processing of fluorite ore
Xingzhen Mining	Engage mainly in exploration of zinc-copper mine
Tianzhen Mining	Engage mainly in the exploration of copper, zinc and lead mine
Qingshan Metal	Engage mainly in the extraction of copper-zinc ore, some processing

Description of Products

Fluorite:

We produce fluorite ore and refined fluorite powder.  Fluorite ore is mainly sold to steel companies such as Taiyuan Steel, Baotou Steel and Capital Steel.  In 2006, we produced approximately 51,000 metric tons of fluorite ore and had 17,000 metric tons of inventory.  Total sales were approximately US$4,340,000, accounting for approximately 82% of the revenues from our fluorite business.  Our refined fluorite is used mainly by fluorite chemical companies.  In 2006, we produced 14,800 metric tons of refined fluorite powder of which 12,800 metric tons was sold for approximately US$917,000, accounting for approximately 18% of our revenues from fluorite.

Nonferrous:

We produce refined zinc powder, refined lead powder and refined copper powder.  We extract zinc-lead-copper ore and process it into these powders which are sold to metallurgical companies which in turn produce zinc, lead and copper ingots.  In 2006, we produced approximately 15,000 metric tons of refined zinc powder, 2,300 metric tons of refined lead powder and 790 metric tons of refined copper powder, which accounts for approximately 82.9%, 12.7% and 4.4% of our revenues from our nonferrous business, respectively.

Sales and Marketing

Currently, we do not have any marketing staff.  Our customers send their orders to us, usually with cash paid in advance.  Our in-house sales staff would then try to fill these orders based on our actual production level.  These customers have a long term relationship with us.  We expect this to continue for some time because we believe that the demand for mineral products will remain high for the foreseeable future.

Major Supplier

We have one major supplier.  During the year 2006, Wulatehouqi Zijin Mining Co., Ltd. was the only supplier of Qianzhen Mining’s raw minerals.  In 2006, Qianzhen Mining purchased approximately 134,000 metric tons of zinc-lead ore at a price of RMB 63 per ton and processed them into 14,000 metric tons of refined zinc powders and 1,900 metric tons of refined lead powder. In the first six month ended 30 June 2007, Wulatehouqi  Zijin supplied approximately 14,000 tons of zinc ore to Qianzhen Mining. According to the supply contract between Wlatehouqi Zijin and the company, Wulatehouqi Zijin is still committed to provide additional 52,000 tons of zinc ores, which we expect to be supplied to Qianzhen Mining in 2007. Upon expiration of this supply contract, Qianzhen Mining  will have to enter into a new supply contract with Wulatehouqi Zijin for zinc ores  at negotiated prices or secure ore supply from other third parties at market price. Qianzhen Mining even may have difficulties in securing  zinc ore for its processing demand and his will have a significant negative impact on the company’s  operations.

On 1st of July and 20th of  September 2007, Qianzhen Mining entered into two supplimental agreements with Wulatehouqi Zijin that Wulatehouqi Zijin will provide Qianzhen Mining an additional 15,000 tons of zinc ores at the market price of RMB 589 per ton and that the price for the remaining amount of zinc ores (52,000 tons in aggregate) will be changed from current RMB 63 per ton to RMB 368 per ton effective from 1st of July 2007. This change in purchase price will increase the cost of zinc powder processed by  approximately RMB 14 million  for the second half of 2007 and 2008 in aggregate.

In 2006, Qingshan Metal produced on its own 41,000 metric tons of copper ores (processed into 790 metric tons of refined copper powder) and 5,500 metric tons of zinc-lead ores (supplied to Qianzhen Mining). In 2007, Qingshan Metals has applied to local government to increase the licensed  area of extraction and the permit for exploration in potential areas. The management believe Qingshan Metals has the potential to supply to  Qianzhen Mining  mineralores for its processing demand.

Major Customers

In 2006, our revenues from our fluorite business and nonferrous business were $5.3 million and $17.1 million, respectively.

The following table shows our major customers (5% or more) for our nonferrous business as of December 31, 2006:

Number	Customer	Revenue ($1,000)	Percentage (%)
1	Baiyin Nonferrous Metals Company	7,907	46%
2	Wulatehouqi Zijin Mining Co., Ltd.	5,689	33%
3	Beijing Henghua Wanji Trading Co., Ltd.	1,388	8%
TOTAL			87%

The following table shows our major customers (5% or more) for our fluorite business as of December 31, 2006:

Number	Customer	Revenue ($1,000)	Percentage (%)
1	Taiyuan Iron and Steel Co., Ltd.	770	15%
2	Jinhe Chemical Industry Co., Ltd.	732	14%
3	Inner Mongolia Huadesanli Trading Co.	539	10%
4	Capital Steel Qian An Steel Co., Ltd.	476	9%
5	Inner Mongolia Baotou Steel Co., Ltd.	308	6%
TOTAL			54%

Competition

In the current markets for nonferrous metals and fluorite, supply in general cannot meet demand.  In the  the near term, we do not expect that we will have difficulty selling our products.  At this point, our business strategy is not to devote large financial resources to sales and promotion. Our competitors mainly are similar companies in the same geographical region.

Our main competitors in the fluorite business are:

▪

Gansu Gaotai Hongyuan Mining Co., Ltd., which produced 60,000 metric tons of fluorite ore and 20,000 metric tons of refined fluorite in 2006.

▪

Shandong Hongxing Fluorite Co., Ltd., which produced 110,000 metric tons of fluorite ore and 30,000 metric tons of refined fluorite in 2006.

▪

Henan Tongbai Yinhe Mining Co., Ltd., which produced 40,000 metric tons of fluorite and 5,000 metric tons of refined fluorite in 2006.

Our competitors in the refined zinc powder and refined lead powder markets are local mining enterprises such as Dongshengmiao Mining Industry Co, Ltd, (Dongshengmiao Mining) and Wancheng Trading & Mining Co., Ltd. (Wancheng Trading & Mining).

Competitor	Capacity
Dongshengmiao Mining	600,000 metric tons of extracting capacity 400,000 metric tons of extracting capacity
Wancheng Trading & Mining

Compared to our competitors, we believe we enjoy superior experience, better management of projects and a good and stable management team.

Business Strategy

Expansion of Production Capacity to Meet Demand

▼ Fluorite

We extracted approximately 68,000 metric tons of fluorite ore in 2006.  In 2007, we expect to extract 150,000 metric tons of fluorite ore.  In early 2006, we started a 300,000 metric ton fluorite ore project at Xiangzhen Mining.  In 2008, this project  is expected to reach 70% of its designed annual capacity and by 2009, our Company is expected to have the capacity to extract 300,000 metric tons of fluorite ore per year.

We produced approximately 14,800 metric tons of refined fluorite powder in 2006.  In early 2006, we started to build a 200,000 metric ton/year fluorite ore processing plant in Sumochaganaobao. The new plant is expected to go into full production by the fourth quarter of 2007.  We expect to produce about 30,000 metric tons of refined fluorite powder in 2007.  In 2008, this project is expected to reach 70% of its designed annual capacity.  After completion of the project in 2009, we project that we will produce approximately 100,000 metric tons of refined fluorite powder.

▼Copper, Lead and Zinc

In 2006, Qianzhen Mining purchased approximately 130,000 metric tons of zinc-lead ore and processed them into 14,000 metric tons of refined zinc powders and 1,900 metric tons of refined lead powder.  In 2006, Qingshan Metal produced 41,000 metric tons of copper ores (to be turned into 790 metric tons of refined copper powder) and 5,500 metric tons of zinc-lead ore (supplied to Qianzhen Mining).   In 2007, Qianzhen Mining is expected to continue to purchase raw materials from third parties.  Qingshan Metal plans to produce 65,000 metric tons of copper-zinc ore.  Since its capacity is 70,000 metric tons, it may have to purchase copper-zinc ores from third parties.  Qingshan Metal is planning expand its extracting capacity in June 2007 and by April 2008, it is expected  be able to produce 100,000 metric tons of copper ores per year which will supply Qianzhen Mining, and thereafter an additional 50,000 metric tons of zinc ore per year which Qingshan Metal itself will process.

In July 2006, we started to build a 200,000 metric ton/year zinc-copper ore mining and processing project at Keyinbulake Multi-Metal Mine in Buerjin County, Aletal Zone, Xinjiang Uygur Autonomous Region.  This project will initially go into production in early September of 2007 and will produce 5,000 metric tons zinc ore powder and 2,500 metric tons copper ore powder in 2007. In 2008, we expect to produce 200,000 metric tons of zinc and /or copper powder which will be processed into 14,000 metric tons zinc ore powder and 7,100 metric tons copper ore powder.

Increase Exploration Activities

Tianzhen Mining has just finished exploration activities at the Yangye Copper Mine & Huayuan Copper Mine and we expect to obtain a mining license from Xinjiang Bureau of Land and Resources by the end of 2007.

The Huayuan, Yangye and Yangshugou copper mines owns three properties situated in the same district with one prospecting license. The total mineral resources include inferred (333) copper ore 2.14 million tons or copper metal 25,555 tons, reconnaissance (334) copper ore 514,777 tons or copper metal 4,654 tons. we expect that there is a possibility to find more and high category mineral resources in this area. Once the mining license is issued, a general exploration program will be launched to upgrade the resource category and define the extensions of mineralization by drilling and tunneling.  The budget for this program is shown in table 1-1. This exploration program is expected to be funded by the Company.

Table 1-1: Exploration budget for Huayuan, Yangye and Yangshugou Properties

	Item	Unit	Quantity	Budget (USD)	Budget (RMB)
1	Drilling	m	200	26,000$	200,000Ұ
2	Tunnel	m	1783.2	154,708$	1,175,784Ұ

Currently, our company is conducting exploration activities in Wuzunagen Lead & Zinc Mine and Jiangejier Lead & Zinc Mine owned by Tianzhen Mining.  We plan to further increase exploration activities there to update resource category and extend mineralization layer. The exploration plan and budget is shown in table 1-2.  We signed a contract with Xinjiang Nonferrous Geology Prospecting Bureau to do the exploration work for us and we expect to complete a reserve evaluation report which is a requirement for applying for mining licenses for these two mines in 2007.

Table 1-2: Exploration budget for Jiangejier Property

	Item	Unit	Quantity	Budget (USD)	Budget (RMB)
1	Drilling	m	2700	25,000$	3,000,000Ұ
2	Tunnel	m	500	130,000$	1,000,000Ұ

Keyinbulake Cu-Zn Mine is another important property of our company. The development of this mine is planned with two steps. The first step is to obtain a mining license as soon as possible. The second step is to conduct an exploration program to define the mineral resources of the property, which provides basis for mine plan and engineering. The exploration details and budget are shown in table 1-3. This exploration program is expected be funded by the Company.

Table1-3: Exploration Program and budget for Keyinbulake Property

	Item	Unit	Quantity	Budget (USD)×1000$	Budget (RMB)×1000Ұ
1	Topographical survey	km2	25	17.1	130.00
2	Geological survey	km2	25	29.6	220.00
3	Geophysical prospecting			52.6	400.00
4	Drilling	m	8000	842.00	6400.00
5	Trenching	m3	6500	85.50	650.00
6	Assaying	Pies	2600	40.60	300.00
7	Other geology item			105.30	800.00
8	Infrastructure			78.9	600.00
	Total			1,250.00	9,500.00

A preliminary exploration schedule is as follows:

From January to February 2007, information collection, desk-top study, field work plan and arrangement;

From May to October 2007, field work begins, including geological survey, geophysical prospecting, trenching and drilling.

From November 2007 to March 2008, data analysis and geological report preparation.

Acquire More Mineral Resources

To increase our reserve and ensure supply to our processing facilities, we plan to acquire domestic and foreign large-scale mines when the right opportunity arises in order to expand rapidly in the short term.  The Company is in the process of acquiring a gold-copper mine in Kyrgyzstan.  We also expect to acquire additional nonferrous metal mines domestically which have good conditions and possess all necessary governmental licenses.

Expand into Down Stream Chemical Business

To increase the profit margin of our business, we may plan to expand into the fluorite chemical industry which enjoys a very high margin and a rapidly growing market through the acquisition of some fluorite chemical companies.

Competitive Advantages

We believe we have the following competitive advantages:

▪

One of the best fluorite mines in China which has high purity fluorite ore and good extracting conditions.

▪

Experienced management team.  Most of our officers have more than 20 years of experience in this industry.

▪

We have good relationships with local government agencies.

▪

Compared to our competitors, we believe we  possess relatively more exploration rights which could provide potential upside to our exisiting reserves and resouces.

▪

Many of our subsidiaries are located in the western part of China and therefore enjoy many preferential tax and regulatory policies.

Government Regulation

The following is a summary of the principal governmental laws and regulations that are or may be applicable to our operations in the PRC. The scope and enforcement of many of the laws and regulations described below are uncertain. We cannot predict the effect of further developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of laws.

The mining industry, including certain exploration and mining activities, is highly regulated in the PRC. Regulations issued or implemented by the State Council, the Ministry of Land and Resources, and other relevant government authorities cover many aspects of exploration and mining of natural resources, including entry into the mining industry, the scope of permissible business activities, interconnection and transmission line arrangements, tariff policy and foreign investment.

The principal regulations governing the mining business in the PRC include:

▪

China Mineral Resources Law, which requires a mining business to have exploration and mining licenses from provincial or local land and resources agencies.

▪

China Mine Safety Law, which requires a mining business to have a safe production license and provides for random safety inspections of mining facilities.

▪

China Environmental Law, which requires a mining project to obtain an environmental feasibility study of the project.

▪

Foreign Exchange Controls. The principal regulations governing foreign exchange in the PRC are the Foreign Exchange Control Regulations (1996) and the Administration of Settlement, Sale and Payment of Foreign Exchange Regulations (1996), (“the Foreign Exchange Regulations”). Under the Foreign Exchange Regulations, Renminbi (“RMB”) is freely convertible into foreign currency for current account items, including the distribution of dividends. Conversion of RMB for capital account items, such as direct investment, loans and security investment, however, is still subject to the approval of the State Administration of Foreign Exchange (“SAFE”). Under the Foreign Exchange Regulations, foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account items. In addition, foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE.

All of our operating subsidiaries in China have been authorized by land and resources departments of local governments.  Chinese regulations require that mining enterprises must procure an exploration or mining license from land and resource department of local governments before they can carry out exploration or mining activities. This license ensures that an enterprise follow proper procedures in its own exploring or mining activities and in selling its products to customers. We have secured the necessary exploration or mining licenses from local governments.  Most of our mining companies possess exploration or mining licenses and some of them are applying for mining licenses after exploration.

Chinese regulations also require that a mining company must have a safety certification from the PRC Administration of Work Safety before it can engage in mining and extracting activities. All of our operating subsidiaries have obtained safety certification from the Administration of Work Safety of local governments.   In addition, all of our operating subsidiaries have passed government safety inspections.

We also have been granted environmental certification from the PRC Bureau of Environmental Protection.

Employees

As of December 31, 2006, we employed 463 full-time employees, of whom approximately 18% are with Qianzhen Mining, 56% are with Xiangzhen Mining, 8% are with Tianzhen Mining (nonferrous copper, zinc, lead and other metal ore mining and processing), 13% are with Qingshan Metal (copper and zinc ore mining) and 5% are with Xingzhen Mining (holding exploration rights of copper ore and zinc ore)   Approximately 18% of our employees are management personnel, and 3% are sales and procurement staff.  In terms of education level, 8.5% of our employees have a college degree or higher.

Under Chinese law, our employees have formed trade unions which protect employees’ rights, aim to assist in the fulfillment of our economic objectives, encourage employee participation in management decisions and assist in mediating disputes between us and union members. We believe that we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations.

As required by applicable Chinese law, we have entered into employment contracts with all of our employees. We have also entered into a confidentiality agreement with all of our employees under which such employees are prohibited from disclosing confidential information of the Company or using it for other purposes than the benefit of the Company. Directors, officers, mid-level managers and some key employees in sales and R&D are required to sign a non-compete agreement which prohibits them from competing with the Company while they are employees of the Company and within two years after their employment with the Company is terminated.

Our employees in China participate in a state pension arrangement organized by Chinese municipal and provincial governments. We are required to contribute to the arrangement at the rate of 20% of the average monthly salary. In addition, we are required by Chinese law to cover employees in China with other types of social insurance. Our total contribution may amount to 30% of the average monthly salary. We have purchased social insurance for all of our employees. Expense related to social insurance was approximately $29,335, for fiscal year 2006

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following management’s discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this item. In addition to historical information, the following discussion contains certain forward-looking statements within the “safe harbuor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as “may”, “will”, “could”, “expect”, “anticipate”, “intend”, “believe”, “estimate”, “plan”, “predict”, and similar terms or terminology, or the negative of such terms or other comparable terminology. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section of this

Current Report on Form 8-K. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.

Our financial statements are prepared in US Dollars and in accordance with accounting principles generally accepted in the United States. See “Exchange Rates” below for information concerning the exchanges rates at which Renminbi (“RMB”) were translated into US Dollars (“USD”) at various pertinent dates and for pertinent periods.

OVERVIEW

We are principally engaged in the exploration, development, mining, and processing of fluorite, zinc, lead, copper, and other nonferrous metals, through our subsidiaries in the PRC.

BUSINESS STRATEGY

Expansion of Production Capacity to Meet Demand

▼ Fluorite

We extracted approximately 68,000 metric tons of fluorite ore in 2006.  In 2007, we expect to extract 150,000 metric tons of fluorite ore.  In early 2006, we started a 300,000 metric ton fluorite ore project at Xiangzhen Mining.  In 2008, this project will reach 70% of its designed annual capacity and by 2009, our Company will have the capacity to extract 300,000 metric tons of fluorite ore per year.

We produced approximately 14,800 metric tons of refined fluorite powder in 2006.  In early 2006, we started to build a 200,000 metric ton/year fluorite ore processing plant in Sumochaganaobao. The new plant will go into full production by the fourth quarter of 2007.  We expect to produce about 30,000 metric tons of refined fluorite powder in 2007.  In 2008, this project will reach 70% of its designed annual capacity.  After completion of the project in 2009, we project that we will produce approximately 100,000 metric tons of refined fluorite.

▼Copper, Lead and Zinc

In 2006, Qianzhen Mining purchased approximately 130,000 metric tons of zinc-lead ore and turned them into 14,000 metric tons of refined zinc powders and 1,900 metric tons of refined lead powder.  In 2006, Qingshan Metal produced 41,000 metric tons of copper ore (to be turned into 790 metric tons of refined copper powder) and 5,500 metric tons of zinc-lead ore (supplied to Qianzhen Mining).   In 2007, Qianzhen Mining will continue to purchase raw materials from third parties.  Qingshan Metal plans to produce 65,000 metric tons of copper-zinc ore.  Since its capacity is 70,000 metric tons, it may have to purchase copper-zinc ore from third parties.  Qingshan Metal will expand its extracting capacity in June 2007 and by April 2008, it will be able to produce 100,000 metric tons of copper ore per year which will supply Qianzhen Mining, and thereafter an additional 50,000 metric tons of zinc ore per year which Qingshan Metal itself will process.

In July 2006, we started to build a 200,000 metric ton/year zinc-copper ore mining and processing project at Keyinbulake Multi-Metal Mine in Buerjin County, Aletal Zone, Xinjiang Uygur Autonomous Region.  This project will initially go into production in early September of 2007 and will produce 5,000 metric tons zinc ore powder and 2,500 metric tons copper ore powder in 2007. In 2008, we expect to produce 200,000 metric tons of zinc and /or copper powder which will be processed into 14,000 metric tons zinc ore powder and 7,100 metric tons copper ore powder.

Increase Exploration Activities

Tianzhen Mining has just finished exploration activities at the Yangye Copper Mine & Huayuan Copper Mine and we expect to obtain a mining license from Xinjiang Bureau of Land and Resources by the end of 2007.

The Huayuan, Yangye and Yangshugou copper mines owns three properties situated in the same district with one prospecting license. The total mineral resources include inferred (333) copper ore 2.14 million tons or copper metal 25,555 tons, reconnaissance (334) copper ore 514,777 tons or copper metal 4,654 tons. we expect that there is a possibility to find more and high category mineral resources in this area. Once the mining license is issued, a general exploration program will be launched to upgrade the resource category and define the extensions of mineralization by drilling and tunneling.  The budget for this program is shown in table 1-1.

Table 1-1: Exploration budget for Huayuan, Yangye and Yangshugou Properties

	Item	Unit	Quantity	Budget (USD)	Budget (RMB)
1	Drilling	m	200	26,000$	200,000Ұ
2	Tunnel	m	1783.2	154,708$	1,175,784Ұ

Currently, our company is conducting exploration activities in Wuzunagen Lead & Zinc Mine and Jiangejier Lead & Zinc Mine owned by Tianzhen Mining.  We plan to further increase exploration activities there to update resource category and extend mineralization layer. The exploration plan and budget is shown in table 1-2.  We signed a contract with Xinjiang Nonferrous Geology Prospecting Bureau to do the exploration work for us and we expect to complete a reserve evaluation report which is a requirement for applying for mining licenses for these two mines in 2007.

Table 1-2: Exploration budget for Jiangejier Property

	Item	Unit	Quantity	Budget (USD)	Budget (RMB)
1	Drilling	m	2700	25,000$	3,000,000Ұ
2	Tunnel	m	500	130,000$	1,000,000Ұ

Keyinbulake Cu-Zn Mine is another important property of our company. The development of this mine is planned with two steps. The first step is to obtain a mining license as soon as possible. The second step is to conduct an exploration program to define the mineral resources of the property, which provides basis for mine plan and engineering. The exploration details and budget are shown in table 1-3. This program is expected to be funded by the Company.

Table1-3: Exploration Program and budget for Keyinbulake Property

	Item	Unit	Quantity	Budget (USD)×1000$	Budget (RMB)×1000Ұ
1	Topographical survey	km2	25	17.1	130.00
2	Geological survey	km2	25	29.6	220.00
3	Geophysical prospecting			52.6	400.00
4	Drilling	m	8000	842.00	6400.00
5	Trenching	m3	6500	85.50	650.00
6	Assaying	Pies	2600	40.60	300.00
7	Other geology item			105.30	800.00
8	Infrastructure			78.9	600.00
	Total			1,250.00	9,500.00

A preliminary exploration schedule is as follows::

From January to February 2007, information collection, desk-top study, field work plan and arrangement;

From May to October 2007, field work begins: geological survey, geophysical prospecting, trenching and drilling.

From November 2007 to March 2008, data analysis, geological report preparation.

Acquire More Mineral Resources

To increase our reserve and insure supply to our processing facilities, we plan to acquire domestic and foreign large-scale mines when the right opportunities arises in order to expand rapidly in the short term.  The Company is in the process of acquiring a gold-copper mine in Kyrgyzstan.  We also expect to acquire additional nonferrous metal mines domestically which have good conditions and possess all necessary governmental licenses.

Expand into Down Stream Chemical Business

To increase the profit margin of our business, we may plan to expand into the fluorite chemical industry which enjoys a very high margin and a rapidly growing market through the acquisition of some fluorite chemical companies.

RECAPITALIZATION AND REORGANIZATION

On July 14, 2006, American Federal Mining Group, Inc. (“AFMG”, the then holding company of China Shenzhou’s PRC subsidiaries) completed the terms of a stock exchange agreement with Earth Products & Technologies, Inc. (“EPTI”).  Pursuant to the stock exchange agreement, and as instructed by the Company, EPTI issued 20,000,000 shares of its common stock, of which 17,687,000 shares were issued to shareholders of AFMG, 1,013,000 shares to management of AFMG and 1,300,000 shares to the financial advisors of AFMG, in exchange for a 100% equity interest in AFMG, making AFMG a wholly-owned subsidiary of EPTI.

The above stock exchange transaction resulted in those shareholders of AFMG obtaining a majority voting interest in EPTI. Generally accepted accounting principles in the United States of America require that the Company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of AFMG as AFMG acquired a controlling equity interest in EPTI as of September 15, 2006. The reverse acquisition process utilizes the capital structure of EPTI and the assets and liabilities of AFMG recorded at historical cost. Although AFMG is deemed to be the acquiring corporation for financial accounting and reporting purposes, the legal status of EPTI as the surviving corporation did not change.

Subsequent to completion of the reverse takeover transaction, on October 5, 2006, EPTI changed its name to China Shen Zhou Mining and Resources, Inc.

ACQUISITIONS IN 2006

Qingshan Metal

On April 27, 2006, we completed the acquisition of a 60% ownership interests in Qingshan Nonferrous Metal Development Co., Ltd. (“Qingshan Metal”). Under the terms of the acquisition agreement, Qingshan Metal shareholders received an aggregate consideration of approximately $2.561 million. Qingshan Metal has been granted the mining right certificate for a copper-zinc-lead mine in Wulatehouqi by the Ministry of Land and Resources of the PRC with a current term from October 2005 to October 2008.

We consider the stable and sufficient supply of raw zinc and copper minerals to be one of the critical success factors of Qianzhen Mining’s ore-dressing operations.  Qingshan Metal is well established and owns considerable copper and zinc reserves.  Moreover, its location is not far away from Qianzhen Mining. We believe that the acquisition of Qingshan Metal is to the benefit of the Company and the shareholders.

The total purchase consideration of the acquisition is as follows: (in thousands)

Cash	$1,409
Value of stock payable to the original shareholders of Qingshan Metal*	1,152

Total purchase consideration	$2,561

The amount of approximately $1.409 million was paid as a down payment in April 2006. The remaining portion of $1.152 was subsequently settled on March 15, 2007 by issuing 284,810 shares of China Shen Zhou’s common shares at a market price of $4 per share.

Allocation of initial purchase consideration (in thousands):

Net assets of Qingshan Metal as of April 12, 2006:

Extraction rights	$1,149
Inventories	132
Property, plant and mining assets, net	457
Other current assets	90

Net assets	$1,828

Minority interest	(268)

Net book value of assets acquired and liabilities assumed	$1,560

Total purchase consideration	2,561

Goodwill	$1,001

Xingzhen Mining

On April 28, 2006, we completed the acquisition of an 80% ownership interest in Xingzhen Mining from Mr. Li Leyi. Under the terms of the acquisition agreement, Mr. Li received an aggregate consideration of approximately $3.587 million.

Xingzhen Mining holds the exploration right to the Xinjiang Buejin Kerbulaiker Copper-Zinc Mine, which expired on July 14, 2006. The Kerbulaiker Copper-Xinc Mine is considered by experts to have quality copper and zinc reserves.

Given the continued increase in the trading price of nonferrous metals, we believe that the acquisition of Xingzhen Mining will enable the Company to capture business opportunities in the future.

As of the date of this report, Xingzhen Mining is in the final process of applying for the extraction rights  for the Kerbulaiker Copper-Xinc Mines. We believe that as soon as the extraction rights are issued by the PRC Government, it can commence extraction of copper and zinc ore.

The total purchase price and the allocation of the purchase price discussed below. The total purchase price of the acquisition is as follows: (in thousands)

Cash	$1,025
Value of stock payable to Mr. Li	2,561
Total purchase consideration	$3,586

Approximately $1.025 million was paid in cash as of September 30, 2006.  The remaining portion of $2.561 million was subsequently settled on March 15, 2007 by issuing 632,910 shares of China Shen Zhou’s common shares at a market price of $4 per share.

Allocation of initial purchase consideration (in thousands):

Net assets of Xingzhen Mining as of April 28, 2006:

Extraction rights	$3,475
Property, plant and mining assets, net	10
Bank balances and cash	122
Other receivables, deposits and prepayments	50
Other payables	(45)

Net assets	3,612

Minority interest	(26)

Net book value of assets acquired and liabilities assumed	3,586

Total purchase consideration	3,586
$-

RESULTS OF OPERATIONS

Comparison of Six Months Ended June 30, 2006 and 2005

 Selected information from the Consolidated Statements of Operations

	For the six months ended June 30,
	2006	2005
	(in thousands)	(in thousands)

Net revenue	$7,657	$2,867
Gross profit	4,694	577
- Gross profit margin	61.2%	20.1%
General and administrative expenses	773	495
Interest expense	129	161
Net income	$3,725	$17

NET REVENUE. As a result of capital investments in Inner Mongolia Wulatehouqi Qianzhen Ore-Processing Co., Ltd (“Qianzhen”), the processing capacity of nonferrous metals and ore dressing increased significantly. The amount of for refined zinc powder produced for the six month periods ended June 30, 2006 and 2005 were, 4,600 tons and 6,400 tons, respectively, representing a 38 % increase. Other than improved production capacity, the average market price of refined zinc powder in PR China increased from $600 per ton to $1730 per ton representing a 188% increase. The additional capacity and the market price increase for refined zinc powder together contributed to the increase of net revenue by approximately $4.8 million, representing a 167.7% increase

GROSS PROFIT AND GROSS PROFIT MARGIN.  For the six months ended June 30, 2006, gross profit was $4.7 million, representing an increase of approximately $4.1 million as compared to $0.6 million for the six months ended June 30, 2005. Gross profit increase was primarily due to the significant increase in production quantity as mentioned above. As the production quantity increased, by achieving economy of  scale, gross profit increased significantly. Gross profit margin increased by 40.1% to 61.2% for the six months end June 30, 2006, as compared to the same period of 2005 due mainly to the increased market price of refined zinc powder, which increased approximately 188%.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by $0.3 million to approximately $0.77 million for the six months ended June 30 2006 as compared to the same period of 2005. The increase in the production and sales activities caused an increase in the Company’s administrative expenses. The increase was mainly attributable to the increased staffing cost and consulting fees associated with corporate restructure and reverse takeover transactions.

INTEREST EXPENSE.  The interest expense decreased from $161,000 to $129,000, representing a 20% decrease, which was mainly due to the repayment of short term bank loans.

NET INCOME.  Net profit for the six months ended June 30, 2006 was $3.7 million, whereas net profit for the corresponding period of 2005 was only $0.017 million. The increase in net income was primarily due to i) increased gross profit of $4.7 million associated with the improved refined zinc powder sales and profitability, ii) the decrease in interest expenses as a result of the repayment of short term bank loans.

Comparison of Year Ended on December 31, 2005 and 2004:

Selected information from the Consolidated Statements of Operations

	Year ended December 31,
	2005	2004
	(in thousands)	(in thousands)

Net revenue	$7,047	$5,054
Gross profit	2,755	1,640
- Gross profit margin	39.1%	32.4%
General and administrative expenses	1,129	721
Interest expense	320	147
Net income	$1,073	$805

NET REVENUE. Net revenue increased 39.4% from $5.05 million to $7.05 million. This increase was mainly attributable to an average market price increase of zinc powder of 55% from $560 per ton in 2004 to $870 in 2005, as well as a slight increase of 7.4% in the amount of  refined zinc powder sold in 2005 as compared to 2004.

GROSS PROFIT AND GROSS PROFIT MARGIN. For the year ended December 31, 2005, gross profit was $2.76 million, representing an increase of approximately $1.12 million as compared to $1.64 million for the year ended December 31,2004. Gross profit margin increased by 6.7%, reflecting a gross margin of 39.1% for fiscal year 2005 as compared to 32.4% for 2004. The increase in gross profit margins is mainly attributable to the average market price increase as mentioned above.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by $408,000 from $721,000 for 2004 to $1,129,000 for2005.  General and administrative expense as a percentage of sales increased from 14.3% for 2004 to 16% for 2005.  This unfavorable increase was mainly attributable to an increase in salaries and benefits for administrative staff, and depreciation and amortization expenses.

Depreciation and amortization increased by $650,000 to $1,263,000 for 2005 compared to $613,000 for 2004.  At the end of 2004, the Company purchased over $2 million additional mineral rights to enhance operations. The additional depreciation expenses for the new mineral rights significantly increased the depreciation and amortization expenses.

INTEREST EXPENSE.  The interest expense increased from $147,000 in 2004 to $320,000 in 2005, representing a 117.7% increase, which is mainly due to the increase of short term bank loans in the year 2005. The average short term bank loans outstanding for the year ended December 31, 2005 and 2004 were $3.55 million and $2.57 million, respectively.

Segment performance analysis

	Segment revenue		Segment profit(loss)
	Year ended December 31,		Year ended December 31,
	2005	2004	2005	2004
	(in thousand)	(in thousand)	(in thousand)	(in thousand)
Fluorite	2,267	2,238	(135)	96
Non-ferrous metals	4,780	2,816	1,493	611

Fluorite

There was insignificant increase of 1.3% in fluorite segment revenue from around $2.24 million for 2004 to $2.27 million for 2005.  Fluorite segment turned from a profit of around $0.96 million for 2004 to a loss of around $0.14 million for 2005, due to increases in salaries and benefits for administrative staff.

Non-ferrous metals

Non-ferrous metals segment revenue increased significantly by 70% from $2.8 million for 2004 to $4.8 million for 2005, due to expansion of production facility and capacity. In line with increased sales, segment profit also increased by 144% from $0.6 million for 2004 to $1.5 million for 2005.

LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents were $0.71 million as of June 30, 2006, representing a increase of $0.3 million as compared to a balance of $0.42 million as of December 31, 2005. The increase in cash position was mainly due to net cash generated from operating activities for $4.8 million. With the improvement in operating activities, especially the processing operations, the Company believes that it can continue to generate adequate financial resources from its operation to fund its business operations and expansion plan for the foreseeable future.

Net cash generated from operating activities for the six months ended June 30, 2006 was $4,840,000 million whereas net cash from operating activities was $1,568,000 for the same period of 2005. Cash flow from operations during 2006 was enhanced by the increase in gross profit as a result of expansion of production facilities and the rising market price of refined zinc powder.

Net cash used in investing activities during the six month ended June 30 2006 was mainly reflected in: i) the acquisition of Qingshan Nonferrous Metal Development Co., Ltd and Xinjiang Buerjin County Xingzhen Mining Co., Ltd. for $2.31 million and; ii) the purchase of land, mineral rights, plant and equipment for $1.77 million by Tianzhen Mining and Xiangzhen Mining.

Net cash used in financing activities during the second quarter of 2006 mainly consists of  repayment of bank borrowings during the period in order to reduce borrowing interest from short term bank loans.

ENVIRONMENTAL

The Company’s mining and exploration activities are subject to various PRC laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations so as to protect the public health and environment and believes its operations are in compliance with applicable laws and regulations in all material respects. The Company’s mining operations are subject to “Natural Resource Compensation Charges”, but the charging rate varies in different cities in the PRC.  For the years ended December 31, 2006 and 2005, Natural Resource Compensation Charges of $115,810 and $30,543, respectively, were charged to operations and included in cost of sales.  For more information, please see Note 22 to the Consolidated Financial Statements.

OFF-BALANCE SHEET ARRANGEMENTS

We have never entered into any off-balance sheet financing arrangements and have not formed any special purpose entities. We have not guaranteed any debt or commitments of other entities or entered into any options on non-financial assets.

INFLATION

The Company does not foresee any adverse effects on its earnings as a result of inflation.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimates are made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur, could materially impact the consolidated financial statements.  We believe the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of the consolidated financial statements.

Management believes that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations.

Property, Plant and Mine Development

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, costs incurred prospectively to develop the property are capitalized as incurred and are amortized using the units-of-production (“UOP”) method over the estimated life of the ore body based on estimated recoverable ounces or pounds in proven and probable reserves. At the Company’s surface mines, these costs include costs to further delineate the ore body and remove overburden to initially expose the ore body. At the Company’s underground mines, these costs include the cost of building access ways, shaft sinking and access, lateral development, drift development, ramps and infrastructure development.

Major development costs incurred after the commencement of production are amortized using the UOP method based on estimated recoverable ounces or pounds in proven and probable reserves. To the extent that these costs benefit the entire ore body, they are amortized over the estimated life of the ore body. Costs incurred to access specific ore blocks or areas that only provide benefit over the life of that area are amortized over the estimated life of that specific ore block or area.

Interest cost allocable to the cost of developing mining properties and to constructing new facilities, if any, is capitalized until assets are ready for their intended use.

Asset Impairment

Long-lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable metals, corresponding expected commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable metals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable metals from such exploration stage metal interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable metals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Goodwill

The Company evaluates, on at least an annual basis, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may no longer be recoverable. To accomplish this, the Company compares the estimated fair value of its reporting units to their carrying amounts. If the carrying value of a reporting unit exceeds its estimated fair value, the Company compares the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying value over the fair value is charged to earnings. The Company’s fair value estimates are based on numerous assumptions and it is possible that actual fair value will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Stock Based Compensation

On December 16, 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro forma disclosures previously permitted *under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R for the fiscal year beginning on January 1, 2006, and recorded the compensation expense for all unvested stock options existing prior to the adoption during the period.

Recent accounting pronouncements

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statements No 3.  SFAS No. 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. Accounting Principles Boards ("APB") Opinion No. 20 previously required that most voluntary changes in accounting principle

be recognized by including in net income of the period of the change the cumulative effect of  changing to the new accounting   principle. SFAS No. 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, nonfinancial assets be accounted for as a change in accounting   estimate that is affected by a change in accounting principle. APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle. The Company adopted SFAS No. 154 on January 1, 2006.  The adoption of the provisions of SFAS No. 154 had no material effect on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005.  The adoption of SFAS No. 153 had had no impact on the Company's financial position, results of operations, or cash flows.

In September, 2004, the FASB issued FSP FAS 142-2, Application of FASB Statement No. 142, Goodwill and Other Intangible Assets, to Oil- and Gas-Producing Entities. This statement is effective for the first reporting period beginning after the issuance date and clarifies that the costs for acquiring contractual mineral rights in oil and gas properties would continue to be recorded as those for tangible assets.  It also addresses that the scope exception within SFAS 142 for the accounting as prescribed in SFAS 19 extends to the balance sheet classification and disclosures for drilling and mineral rights of oil- and gas-producing entities.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs – an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows

On January 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment- Revised 2004,” using the modified prospective transition method.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48). This interpretation prescribes a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation is effective for fiscal years beginning after December 15, 2006 (i.e., the beginning of our fiscal year 2007). We do not expect that the adoption of FIN 48 will have a material impact on our consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value instruments.  SFAS 157 does not require any new fair value measurements, but applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 (our fiscal 2008). We believe that implementation of SFAS 157 will have little or no impact on our Consolidated Financial Statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB

Statements No. 87, 88, 106, and 132(R)” (SFAS 158). SFAS 158 requires plan sponsors of defined benefit pension and other postretirement benefit plans (collectively, “postretirement benefit plans”) to fully recognize the funded status of their postretirement benefit plans in the statement of financial position, measure the fair value of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position and provide additional disclosures.  We believe that implementation of SFAS 157 will have little or no impact on our Consolidated Financial Statements since we have no applicable plans,.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108), to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that we quantify misstatements based on their impact on each of our financial statements and related disclosures. On December 30, 2006, we adopted SAB 108. Our adoption of SAB 108 did not impact our financial statements.

CONCENTRATION OF CUSTOMERS AND SUPPLIERS

During the year 2006, Wulatehouqi Zijin was the only supplier of Qianzhen Mining’s raw minerals. Bayannaoer Zijin Nonferrous Metal Co., Ltd. (“Bayannaoer Zijin”, a related company of Wulatehouqi Zijin) was one of the major customers of Qianzhen Mining which contributed approximately $5,690,000 or 25.4% of the Company’s consolidated net turnover.  In addition to the aforementioned, our nonferrous metal product business had another significant customer which accounted for approximately $7,907,000 or 35.3% of our consolidated net turnover in 2006.

DESCRIPTION OF PROPERTY

Introduction

China Shenzhou Mining & Resources Inc. holds two mining licenses and two exploration licenses at the end of 2006, the licenses are:

-

Mining license of Sumochaganaobao Fluorite Mine,  Siziwangqi, Inner Mongolia;

-

Mining license of Mining site No. 2 of Qingxing Copper Mine, Wulatehouqi,  Inner Mongolia;

-

Exploration license of Jiangejier Pb-Zn property in Wuqia County, Xinjiang Autonomous Region;

-

Exploration license of Huayuan Copper Property.

The Company is also applying for other mining licenses and exploration licenses.

Figure 2-1 shows an index map of the properties and Tables 2-1 and 2-2 give detailed information about the licenses.

Property Distribution of China Shenzhou Mining & Resources Inc.

N
Keyinbulake
Multi-metal
Property
0
500km
1000km
Jiangejier Pb-Zn
Property
Urumchi
Sumochaganaobao
Flourite Mine
Harbin
Erlianhot
Beijing
Kashi
Qingxing Copper
Mine
Huhhot
Wuzunagen
Pb-Zn property
Huayuan
Copper
Property
Shanghai
Chengdu
Lasa
Kunming
Taibei
Hongkong
Mining license
Prospecting license
Applying mining license

Figure 2-1: Index Map of China Shen Zhou’s Properties

Table 2-1: Mining licenses held by the Company

Property	Sumochaganaobao fluorite deposit(between rospecting line 21-04)	Mining site No. 2 of Qingxing Copper Mine,
License Number	1526000220071 (152000630047)	1500000530858
Owner	Inner Mongolia Xiangzhen Mining Group Ltd.	Qingshan Nonferrous Metal Development Co Ltd.
Validated period	2006.10-2007.5	2005.10-2008.10
Area	0.909 km2	0.1211km2
Mining mode	Underground mining	Underground mining
Mining scale	80000t/a	60000t/a
Ore types	Fluorite	Copper, Zinc and sulfur
Mining Level	700m-1060m	1417m-1320m
Resources/reserve	Probable(332): fluorite ore 5.05 million tons Inferred (333): Fluorite ore 3.09 million tons	Inferred (333): Copper ore 1.499 million tons Grade: 0.46% - 1.75%

Table 2-2: Exploration licenses held by the Company

Property	Huayuan copper property	Jiangejier property
License umber	6500000731651	6500000731651
Owner	Xinjiang Wuqia Tianzhen Mining Co Ltd	Xinjiang Wuqia Tianzhen Mining Co Ltd
Valid period	2004.3.31-2007.3.31	2007.4.26-2008.4.26
Area	31.71km2	21.07km2
Exploration project	Xinjiang Wuqia Huayuan Copper Deposit prospecting; Xinjiang Wuqia Yangye Copper Deposit Prospecting; Xinjiang Wuqia Yangshugou Copper Deposit prospecting	Xinjiang Wuqia Jiangejier Pb-Zn deposit prospecting
Prospecting unit	No.2 geological brigade of the Bureau of Geology and Mining, Xinjiang Uygur Autonomous Region	Dadi Mining Technique and Development Company Ltd Xinjiang Uygur Autonomous Region

The mineral rights in China are divided into two types: exploration right and mining right.  Exploration right is the right for exploring mineral resources within the areas authorized by the exploration license.  Mining right is the right for exploitation of mineral resources and produce mineral products. According to the Chinese law, an exploration license is valid for 3 years and extension shall not exceed two years and two times. The period validate of mining license in China is 10, 20 and 30 years respectively for small, medium, and large deposit or mine. The mining license can be extended in range or period if the company intends to continue. Application for extension needs to be submitted at least 30 days before the expiration date of the current mining license.

Sumochaganaobao Fluorite Deposit (Xiangzhen Mining)

Location, Access and Traffic

Sumozaganaobao fluorite mine is located in Siziwangqi, Wulanchabu City, Inner Mongolia, China. The coordinate are: E111°15′35″~111°16′30″; N43°07′10″~43°07′49″. It is convenient to access this area, and there is approximately 90km simple dirt road from the mine to Erlianhot and then about 250km freeway or national highway to Hohhot, which is the capital city of Inner Mongolia, China. There is a typical continental climate with main characters of low rainfall and high evaporation, and of a large temperature difference between night and day, and abundant wind. The topography is gentle grassland with an elevation difference only 20-40m. Figure 2-2 is the index map of Sumochaganaobao Fluorite Mine.

Index Map of Sumochaganaobao Fluorite, Siziwangqi, Inner Mongolia, China

N
0
30km
60km
Sumochaganaobao
Fluorite Mine
Mongolia
Erlianhot
Weijing
Naomugeng
Suniteyouqi
Baiyun
mine
Daerhan
maoming
Siziwangqi
Wuchuan
Baotou
Huhhot
Wulanchabu
Hebei
Province
Railway
Freeway
Highway
Urumchi
Erlianhot
Harbin
Beijing
Huhhot
Shanghai
Chengdu
Lasa
Kunming
Hongkong

Figure 2-2: Index Map of Sumochaganaobao Fluorite Mine

Mining Licenses

Inner Mongolia Xiangzhen Mining Group Co Ltd. (Xiangzhen Mining) holds the mining licenses of the area between prospecting line 21 and 04 of Sumochaganaobao Fluorite Deposit. The mining license Number is 1526000220071, with Temporary Extension No. 1526000630047, which issued by the Bureau of Land and Resources, Wulanchabu City, Inner Mongolia and expired in May 2007.  Xiangzhen Mining has submitted an application to Inner Mongolia Bureau of Land and Resources to extend the mining license.  The new mining license will be issued soon.

Previous exploration and development

In 1975, No.1 geological survey brigade of Inner Mongolia conducted 1/200,000 geological survey in this area and found Sumochaganaobao Fluorite deposit. The mineral resource estimated was 1.716 million tons fluorite ore in that time.

From 1981 to 1987, the No.102 geological brigade of Inner Mongolia conducted a prospecting project, then the general exploration and detail exploration continued, and completed the “Geological Report of Sumochaganaobao Fluorite Deposit of Siziwangqi, Inner Mongolia ” in 1987.

In 1978, the deposit was mined by a state-owned enterprise, which was later reorganized to become the North Fluorite Group Corporation Ltd in 1997. The mining right was then transferred to Xiangzhen Mining Group Co., Ltd from the North Fluorite Group Corporation Ltd.

Mining Operation

Before 1997,open-pit mining is conducted. The mining depth reached 58m from elevation of 1065m to 1007m.

Since 2002, the underground mining has been conducted. Undercut-fill mining method is used for the rich ore. Sublevel caving method is proposed for low grade ore. The designed mining capacity of the Sumochaganaobao Fluorite Mine is 80,000t/a. The power supply is diesel generator. Water supply for production and living is ground water.

The major equipment in the mine: 4 sets of compressors (20m³), 10 sets of z-20w rock loaders, 8 sets of electric locomotives (8 tons), 130 sets of V-type mine cars (0.75m³), ventilation fans, and power transformers.

Ore processing Operation:

The fluorite ores are transported by trucks from the mine to the concentrator which is about 45km southeast of the mine. The concentrator has the annual treatment capacity 60,000 tons. The process of concentrator consists of two-stage closed crushing with primary and secondary grindings, one step of roughing flotation, one step of scavenging, and six steps of cleaning, and then thickening, filtrating and drying, and the last step of packing for delivery. The major facilities of concentrator include ball mill workshop, flotation ore processing plant, press and filtration workshop, concentrate pools, tailings houses, lab, electronic scales, water supply wells, power supply lines and offices, etc. The major equipments are jaw-type crushers (2 sets, 250x400mm and 150x750mm), ball mills (3 sets, 1.5mx3m and 1.5mx4m), 4m³flotation machines (29 sets), Φ12m thickeners (1 set), classifiers (2 sets), 20m²filters, power transformers and power distribution panels.

The concentrate recovery is 83%. Fluorite concentrate grade is over 95%. In 2006, we started to build a new concentrator with the design capacity 200,000 tons per year which is located nearby the fluorite mine. The new concentrator utilizes the advanced processing technology and uses the brand new equipment.

The main component of fluorite ore is CaF2, which is a useful and valuable fluorine chemical used in steel making as an impregnate and in glass making  as additive. Therefore the ore has a great market prospect and high  demand.

Table 2-3: The Output and Price of Products of 2004-2006, Xiangzhen Mining, Ltd.

Year	Product	Output (t)	Average price per year (USD $/t)
2004	Fluorite ore	33896.46	44.77
	Fluorite concentrate	9204.63	72.66
2005	Fluorite ore	33312.86	55.90
	Fluorite concentrate	-	78.34 (sold 3092.54t in inventory)
2006	Fluorite ore	50839.44	65.85
	Fluorite concentrate	14791.02	73.95

Property Geology

Geologically, the Sumochaganaobao fluorite deposit is located in the Suniteyou Banner Fold Zone in late-Varican, Inner Mongolia Fold Belt. The main strata in the property are: late Paleozoic lower Permian System Xilimiao Formation (P1xl) with three sections: P1xl2-4, P1xl3, and P1xl4-1; Proterozoic Ailegemiao Formation and Jurassic Chagannoer group. The fluorite ore body and mineralization marble is occurred in the lower of P1xl3 and on the top of P1xl2-4.

The ore body is bedded, which strikes 40°-60°, dips to 310°-330° at angle 21°-40°, exceptional with 47°. The distribution is stable and continual. The length of ore body is 1100m; the maximum dip length controlled at present is 1540m. The thickness is 0.52m-22.48m with average of 5.80m. The ore mineral is fluorite only, whose main composition is CaF2. The gangue minerals are: quartz, chlorite and sericite. According to the content of useful component, the ore body is divided to high grade ore (rich ore), CaF2≥60%, and low grade ore (lean ore), 20% ≤ CaF2≥ 60%.

Resources/Reserve

In 1987, No. 102102 Geological Brigade of the Inner Mongolia Autonomous Region submitted the “Geological Report of Sumochaganaobao Fluorite Deposit of Siziwangqi, Inner Mongolia ”.  The Inner Mongolia Geology Mining Bureau examined and approved the resource/reserves in the Sumochaganaobao Fluorite Deposit in the report by issuing the document No. Nei-Di(1987)No. 115 on October 23, 1987.  The bureau of land and resource of Wulanchabu City commissioned the Land-resources Institute of Inner Mongolia to verify the resources/reserve in the Mining License area.  The Institute submitted “the Verification Report of Resources/Reserve between Prospecting line 21 and 04, of Sumochaganaobao Fluorite Deposit in Siziwangqi, Inner Mongolia”.  The “Consulting Center of the China Mining Association” had reviewed and assessed the verification report and recognized the resources and reserve statement in the report.  Table 2-2 gives details about the resource estimate and verification.

Table 2-4 Estimate Result of Resource/reserve between prospecting Line 21 and 04,

Sumochaganaobao Fluorite Deposit

	Type	Former report (1000t)		Checking report (1000t)				Average grade (CaF2%)	CaF2 (1000t)	Category (1999 system)
		pre 1999 Category system	Ore	Ore	change	Mined	Retain ore
Fluorite (elevation 497m-1075m)	Rich ore	C	1457	1601	+144	380	1221	79.80	975	(332)
		D	395	1792	+1397		1792	80.17	1437	(333)
		C+D	1852	3393	+1541	380	3013	80.02	2412
	Lean ore	C	2561	3830	+1269		3830	44.99	1723	(332)
		D	6127	1416	-4711	11.9	1297	46.33	601	(333)
		C+D	8688	5246	-3442	11.9	5127	45.33	2324
	Sum	C	4018	5431	+1413	38.0	5057	57.58	2698	(332)
		D	6522	3208	-3314	11.9	3089	70.19	2038	(333)
		C+D	10840	8639	-220.1	499	8140	61.18	4736

Mark: (332) intrinsic economic indicated resources/reserve; (333) intrinsic inferred mineral resources.

The parameters used in resources/reserve estimate are: lean ore: cut-off grade (CaF2) ≥20%, lowest grade(CaF2) ≥30%, minimum minable thickness 1m, and maximal band thickness ＞2m; Rich ore: grade (CaF2) ≥65%, (S) ＜1%, minimum minable thickness 0.7m, and band thickness 2m.

The criterion of Barite, fluorite and Boron Exploration was implemented in the estimate of resources/reserve.

China uses different resource/reserve classification systems which are different from those used in the Western countries. Prior to 1999, letters were used to name different categories of resources/reserves, and the three digital numbers are used.  In general, categories A and B, or with 1 at the third digit are roughly equivalent to Australian JORC’s or Canadian NI43-101’s Measured resource, category C or with 2 at the third digit is roughly to Indicated, and category D or with 3 at the third digit is to Inferred resource.  Following section will give the comparison between Chinese resource classification system and JORC system.

Sampling, Analytical Procedures and Quality Control

The core recovery is over 85% for the drill holes. The samples were taken by splitting the core into halves, with one half as the sample, and other half stored in core box.  Sample length was usually 0.5m to 1.5 m.

Channeling method was used to take samples from tunnels with a channel section size of 10 cm (wide) x 5 cm (deep).  The length of each sample was 1-2m. Channels are chipped horizontally on one wall of the tunnel.

Sample preparation includes three stages of crushing to reduce the size to 0.9mm, then 0.5kg were ground to -200 mesh, then 100g was for assaying, and 400g were saved as spare sample.  Coarse rejects (4mm) were saved as spare samples for composite heavy mineral samples, and fine rejects (0.9mm) were also saved as backup samples. The basic assaying items are: CaF2, CaCO3, SiO2, Fe2O3 and S.

Assaying of samples was completed in the laboratory of the No.102 geological brigade of Inner Mongolia and check by the Central Laboratory of Bureau of Geology Inner Mongolia. Internal and external check samples were assayed, 95% of samples were sent for internal checking and 6.4% for external checking. The qualification rate of the check samples was above 95%. The criterion of Barite, Fluorite and Boron Exploration was also implemented in sample assaying.

Potential for Further Exploration

In China, Categories B and C resources in the deposit may be used as a basis for mining plan, and do not need further geological exploration.  Category D should be upgraded to Category B or C by the use of additional geological exploration. Our gelogical consultants believes that there is a low potential to find new ore bodies or extensions to existing ore bodies since the deposit is well defined and well understood geologically.

Categorization of Mineral Resources and Ore Reserves in China

The system for the categorisation of mineral resources and ore reserves in China is in a period of transition which commenced in 1999. The traditional system uses five categories based on decreasing levels of geological confidence - Categories A, B, C, D and E.  The new system promulgated by the Ministry of Land & Resources (MLR) in 1999 uses three-dimensional matrices, based on economic, feasibility assessment and geological degrees of confidence. These are categorised by a three number code of the form “123”. This new system is derived from the UN Framework Classification proposed for international use. All new projects in China must comply with the new system.

The resources/reserve in this description was estimated based on old system and checked by new one. The Chinese Resource and Reserve estimates comparison with that used by the JORC Code to give in Table 2-3.

Table 2-5: A comparison between the Chinese classification scheme and the JORC Code

JORC Code Resource Category	Chinese “Reserve” Category
	Previous system	Current system
Measured	A	111, 111b, 121, 121b, , 2M11, 2M21, 2S11, 2S21, 331
	B
Indicated	C	122, 122b, 2M22, 2S22, 332,
Inferred	D	333
No equivalent	E	334

The traditional Categories B, C & D are broadly equivalent to the ‘Measured’, ‘Indicated’, and ‘Inferred’ categories that are provided by the JORC Code and USBM / USGS systems

In China, the methods used to estimate the resources and reserves are generally prescribed by the criterion or standard which approved by the relevant Government authority, and are based on the level of knowledge for that particular geological style of deposit. The resource classification categories are assigned largely on the basis of the spacing of sampling, trenching, underground tunnels and drill holes. The parameters and computational methods also prescribed by the criterion and standard include cut-off grades, minimum minable thickness, maximum thickness of band, and average minimum ‘industrial’ or ‘economic’ grades required, which are generally answer for and consistent with the deposit or property.

Mining Site No. 2 of Qingxing Copper Mine (Qingshan Metal)

Location, Access and Geography

Mining site No. 2 of the Qingxing is located at Sandaoqi Town, Wulatehouqi, Inner Mongolia of China. The coordinate are E106°45′15″~106°45′45″; N40°57′14″~40°57′45″. It is convenient to access this area. It is 30km northwest of Shanba Town, Hangjinghou Banner connected with a highway and 70km to Linhe Railway Station of Beijing-Lanzhou Railway Line. The topography character is middle and low mountains with deep incision valleys. The climate of this area is continental climate, and the maximum rainfall is 420mm/a, and minimum is 140mm. Figure 3 is the index map of the property.

 Figure 3: Index Map of Mining site No. 2 of Qingxing Copper Mine

Index Map of Qingxing Cu Mine II Stage,
Wulatehouqi, Inner Mongolia
100
50
0 km
N
106°0'0"E
107°0'0"E
108°0'0"E
109°0'0"E
110°0'0"E
111°0'0"E
112°0'0"E
43°0'0"N
42°0'0"N
41°0'0"N
40°0'0"N
Urumchi
Harbin
Beijing
Huhhot
Shanghai
Chengdu
Lasa
Kunming
Hongkong
Wulatezhongqi
Wulatehouqi
Qingxing Cu Mine II
Guyang
Wuchuang
Bayannoer
Baotou
Huhhot
Hangjinqi
Ordos
Railway
National Highway
Freeway

Mining License

The mining license (No. 1500000530858) of Qingxing Copper Mine, Mining site No. 2 is held by Wulatehouqi Qingshan Nonferrous Metal Development Co. Ltd. (Qingshan Metal), and covers 0.1211km2, at the elevations of 1417m-1320m.  Its valid period is from December 2005 to October 2008. Qingshan Metal has submitted an application for a new mining license of 0.6495 km2 to extend the mining area and the local government has agreed to issue this license which is pending soon.

Previous Exploration and Development

In 1957, the Wuyuan Langshan Geological Brigade of the Geology Ministry conducted a project of 1/500000 geological survey in this district and surrounding area.

In 1960, the Exploration Company of Industry Bureau, Inner Mongolia conducted prospecting and detail exploration projects and submitted a geological report with resource estimates.

In October, 1993, the No.1 brigade of the Nonferrous Geological Bureau, Inner Mongolia compiled the geological report based on the exploration information collected before, which was entitled “the Geological Report of Deposits Ⅲ &Ⅴin Tanyaokou Poly-Metal Ore field, Wulatehouqi, Inner Mongolia”.

Mining Operation

In 2004, the deposit was put into production by underground mining with the designed capacity of 60000t ore /annum in mining levels between 1417m to 1320m.

By the end of 2006, total copper ore mined was 173,800 tons with Cu grade of 0.76%.The mining loss of ore is 43,400 tons. The consumption of the resources was 217,200 tons containing Cu metal 1661.10 tons.

The major equipment in the mine include 3 sets of compressors (20m³/6 m³), 3 sets of z-20w rock loaders, 2 sets of diesel haulage vehicles, 40 V-type mine cars (0.75m³), ventilation fans and power transformers and etc.

There are a 10 KV power supply line for mining production and water supply is transported by special water wagon.

Ore Processing Operation:

There is one concentrator with the processing capacity of 50,000t/annum. The copper ore input grade is 0.61%. Copper concentrate grade is 15-20%. Zinc concentrate is 40-46%.The concentrate recovery rate is 80%. The process of concentrator is one-stage open-circuit crushing and two-stage ore grinding.

The major facilities of concentrator include a ball mill workshop, a flotation ore processing plant, a press and filtration workshop, concentrate pools, dams, laboratory, electronic scales, water supply wells, power supply lines and offices and etc. The major equipments include 2 ball mills (1.83mx3.6m/130kw motor and 1.2mx4.5m/75kw motor), 15 sets of flotation machines (6A, 11kw), 2 sets of power transformers (315KVA), one classifier (1.2mx10m), 20m²filter, pumps and power distribution panels.

Property Geology

Geologically, Qingxing Copper Mine is located at west part of the Langshan-Baiyunebo geotectogene, north boundary of North China Platform. The main strata in the mine area are Zhaetaishan Formation member II (Pt2zh2) and member III (Pt2zh3).

The Zhaetaishan member II (Pt2zh21) bottom section: lower part consisted of carbonaceous phyllite; carbonaceous slate inter-bedded calcareous chlorite schist, chlorite quartz schist and lens of crystal carbonate; the upper part consisted of biotitic quartz schist, andalusite-mica schist and bearing-carbon mica quartz schist. (Pt2zh22) medium section: carbonaceous slate, carbonaceous phyllite, banded carbonaceous quartzite, bearing-carbon quartzite, dark quartzite and tremolite, diopsidite as well as other stone rocks. The ore body all occurred in this member. (Pt2zh23) top section: mica quartz shist, carbonaceous mica quartz shist, carbonaceous phyllitic quartz shist.

The Zhaetaishan member III (Pt2zh3) bottom section: quartz shist, sheet quartzite. (Pt2zh32) top section: middle-thick quartzite inter-bedded thin quartzite.

The strata occur in monocline with the striking in southwest 220-260, dip to northwest 300-320 with the dip angle 30-89. The all faults took place after the ore body formed, which destroyed the bodies.

The ore body is hidden deposit with gossans and strictly controlled by the stratum. There are two mineralization zones found, No.3 mineralization zone and No.5 mineralization zone. No.3 zone situated in north of the property, which length is 500m and width 10-30m, in there the ore body 1-Cu-1 and 2-Zn-1, 3-Zn-2 were defined. No.5 zone situated in middle-south of the property with length 850m, width 10-40m, and ore body 4-Cu-2, 5-Zn-3 as well as 6-Zn-4 were defined.

The main ore minerals are chalcopyrite, galena, sphalerite and pyrite. The main gangue is quartz, calcite and chlorite.

Resources/Reserve

No. 511 Brigade of Nonferrous Geological Exploration Bureau estimated and verified the resources/reserve of the property, and the estimate results are: the mined Cu ore 217,200 tons, Cu metal 1661.10ton. The accumulated total mineral resources (Cu + Zn) (333) ore is 1.7162 million tons, and the retain resources/reserve is 1.4990 million tons removed the mined resource. And the accumulated total mineral resources (Cu + Zn) (333+334) is 2.46 million tons.  Table 2-4 gives details about the resource estimate and verification.

The parameters used in estimate are shown as follows, it is determined based on the criterion of Copper, Lead, Zinc, Silver, Nickel and Molybdenum Exploration of China (T0214-2002).

Cu ore body: cut-off grade: Cu ≥ 0.2%, low Cu ≥0.4%, minimum minable ≥1m and maximum band ≥2m.

Useful component accompany: Pd ≥0.2%, Zn≥ 0.4% and S≥ 1%.

Zn ore body: cut-off grade: Zn ≥ 0.5%, low Cu ≥0.7%, minimum minable ≥1m and maximum band ≥2m.

Useful component accompany: Cu ≥0.06%, Ag≥ 2g/t and S≥ 4%.

Table 2-6: Resource estimate of No.2 Mining site Qingxing Copper Deposit

Ore body	Original Report		Resources of Checking report		Changeable		Consumed		Retain Resources		Average Grade (%)	Category
	Ore (1000t)	Metal (t)	Ore (1000t)	Metal (t)	Ore (1000t)	Metal (t)	Ore (1000t)	Metal (t)	Ore (1000t)	Metal (t)
Cu-1	60.8	334.4	274.3	1389.40	+213.5	+1055.00	0	0	274.3	1389.40	0.51	(333)
Cu-2	28.6	266.0	1406.4	9010.86	+1505.5	+9468.01	217.2	1661.10	1189.2	73497.6	0.64	(333)
Zn-1	4.7	100.1	12.5	162.50	+7.8	+62.40	0	0	12.5	162.5	1.30	(333)
Zn-2	12.3	252.2	12.3	252.20	0	0	0	0	12.3	252.20	2.05	(333)
Zn-3	5.8	56.8	5.8	56.80	0	0	0	0	5.8	56.80	0.98	(333)
Zn-4	4.9	85.0	4.9	85.00	0	0	0	0	4.9	85.00	1.75	(333)

Sampling, Analytical Procedures and Quality Control

The core recovery is over 75% for the drill holes. The samples were taken by splitting the core into halves, with one half as the sample, and other half stored in core box.  Sample length was usually 0.5m to 1.0 m.

Channeling method was used to take samples from tunnels with a channel section size of 10 cm (wide) x 3 cm (deep).  The length of each sample was 1.0m. The qualification of sampling is 100%.

Assaying of samples was completed in the laboratory of the No.511 Brigade of Nonferrous Geological Exploration Bureau and check by the Central Laboratory of Bureau of Geology Inner Mongolia. Internal and external check samples were assayed.  For copper and nickel assays, 9.5% of samples were sent for internal checking and 6.4% for external checking.  The qualification rate of the check samples was above 95%.

Potential for Further Exploration

In the mining process, two mining tunnels in 1390m level and in 1350m level intercepted Cu-2 ore body which improves the control degree and have increased the resources of Cu-2 ore body from 0.0286 million tons to 1.3778 million tons. Our geological consultants belives that if further exploration is conducted in the future, more mineral resources could be defined. Drilling will upgrade some of the resources to Category C (332). Underground exploration (associated mining operation) should upgrade the resource categories, and explore the extension the ore body deeply.

Tianzhen Mining Property

China Shenzhou Mining & Resources, Inc has two prospecting licenses of Huayuan Copper Mine and Jiangejier Pb-Zn Mine, held by Xinjiang Wuqia Tianzhen Mining Co Ltd.

Huayuan Copper Mine

Location, Traffic and Geography

There are 3 mineralization occurrences in the property.

Huyuan property is located in Wuqia County, Xinjiang Uygur Autonomous Region of China. It is 4 kilometers southwest of Kangsu Town, 116 kilometers northwest of Kashi city.

Index Map of
Huayuan and Jiangejier Properties
100
50
0 km
Pakistan
Jiangejier
Huayuan
Kangsu
Wuqia
Atushi
Kashi
Wupaer
Yingjisha
Shache
Poketao
Railway
National Highway
Freeway
Urumchi
Harbin
Beijing
Huhhot
Chengdu
Shanghai
Lasa
Kunming
Hongkong
74°0'0"E
75°0'0"E
76°0'0"E
77°0'0"E
78°0'0"E
40°0'0"N
39°0'0"N
38°0'0"N

Figure 4: Index Map of Huayuan Copper Project

The geographic coordinate of the property is: E74º56′23″ ~ 87º9’30”; N39º41’38”~39°42′02″. The property area is 1.08 square kilometers. Access to the area is convenient; there is a simple road from Kangsu Town to property, a highway way from Kangsu to Wuqia, and then a national highway to Kashi City, which is a major city in the region. The climate is typical continent weather. Rainfall is rare and evaporation is high. The topography is middle-high mountains with the elevations of 1900-2200m above the sea level.  Figure 4 is the index map of the project.

Property Geology

The property occurred in Kushiweike syncline of the Nantianshan boundary geotectogene. The strata are very simple, which consisted of Paleocene to Pliocene strata, such as purple-red mud stone, silt stone and grey-yellow calcareous sand stone as well as grey-green granule-middle calcareous sand stone, and the mineralization layer is light grey granule-middle grain calcareous sand stone. The thickness of bearing-copper sand stone varies in striking and dip direction, or thicker or pinch out.

The No. 2 Geological Brigade of the Bureau of Geology and Mining, Xinjiang Uygur Autonomous Region conducted a prospecting project during the period of April-June 2006. The mineralization zone No.I was defined in which mineralized bodiesI-1, I-2 and I-4 occur, and the copper-bearing sand stone (mineralization zone No.I) strikes 75°-255°, dips to north  with angles of 17°-27° in Huayuan occurrence.

In Yangshugou occurrence, there are two mineralization beds defined, mineralization bed I and mineralization bed II. Mineralized body I was found in mineralization bed I and II-1, II-2, II-3, II-4, II-5 and II-6 were found in mineralization bed II.

In Yangye occurrence, there are two mineralization strata defined, mineralization bed I and mineralization bed II. Two ore bodies I-1 and I-2 were found in mineralization bed I and II-1 and II-2 were found in mineralization bedII.

The ore minerals are malachite, cuprite, chalcocite and little nature copper; and the main gangue is quartz. According to the study, bearing-copper sand stone is sedimentary formation.

Resources/ reserves

The resource/reserve estimate results (Tables 2-7, 2-8 and 2-9) are shown in follow tables.

Table 2-7: The resource estimate result of Huayuan Occurrence

No.	Category	Estimate area	Average thick(m)	Average grade %	Average density	Tonnage (t)	Cu metal (t)
1-1	333	14217	16.61	1.16	2.40	566746	6574
1-2	334?	3986	1.21	0.87	2.40	11575	101
1-4	333	2954	4.35	0.95	2.40	30840	293
Total				333		597586	6867
				334?		11227	101

Table 2-8: The resources estimate result of Yangshugou Occurrence

No.	Category	Estimate area(m2)	Average thick(m)	Average grade (%)	Average density(g/cm3)	Tonnage (t)	Cu metal (t)
I	333	14616	6.79	0.81	2.40	238182	1929
II-1	333	2132	5.56	2.25	2.40	28449	640
II-2	333	2153	5.01	1.40	2.40	25888	362
II-3	333	2356	3.77	1.27	2.40	21317	271
II-4	333	2104	4.56	0.86	2.40	23026	198
II-5	333	2060	4.13	3.07	2.40	20419	627
II-6	333	2126	4.85	0.86	2.40	24747	213
Sum						382028	4240

Table 2-9: the resources estimate result of Yangye Occurrence

No.	Category	Estimate area(m2)	Average thick(m)	Average grade (%)	Average density(g/cm3)	Tonnage (t)	Cu Meal (t)
I-1	333	194721	1.39	1.57	2.4	649589	10199
	334	16744	1.09	1.73	2.4	43802	758
I-2	333	148121	1.44	0.83	2.4	511205	4249
	334	61525	1.45	0.79	2.4	214107	1691
II-1	333	38760	1.60	0.88	2.4	148289	1310
II-2	334	40742	0.99	0.82	2.4	96803	794
Sum					(333)	1161495	14448
					(334)	503550	4553

Parameters for Resources/reserves Estimates

The parameters used in estimate are shown as follows, it is determined based on the criterion of Copper, Lead, Zinc, Silver, Nickel and Molybdenum Exploration (T0214-2002) of China and associated with the property practical condition.

Cu ore body: cut-off grade: Cu ≥ 0.5%, low Cu ≥0.7%, minimum minable ≥1m and maximum band ≥2m.

Sampling, analytical procedures and quality control

The core recovery is over 80% for the drill holes.  The samples were taken by splitting the core into halves, with one half as the sample, and other half stored in core box.  Sample length was usually 0.5m to 1.5 m. Each sample usually was 1.0m to 2.0m.  The samples weigh at sampling place. The samples are not over weight, the eligibility is over 95%.

Sample preparation includes three stages of crushing to reduce the size to -200 meshes, then 0.5kg were ground to -160 meshes, then 50g was for assaying.

The assaying of samples was completed in the laboratory of the No.2 Geological Brigade of the Geological Exploration Bureau of Xinjiang Autonomous region, and check by the Central Laboratory of Bureau of Xinjiang Autonomous Region. Internal and external check samples were assayed.  For copper and nickel assays, 9.5% of samples were sent for internal checking and 6.4% for external checking.  The qualification rate of the check samples was above 95%.

Potential for Further Exploration

The potential to find economic copper deposits in the exploration permit areas is good due to the fact that mineralization beds were defined and Infill drilling will upgrade some of the resources to Category C or to Category B. If the drilling distribution is favourable, the extension of the ore body maybe possible and there is potential to define extensions of mineralization.

Jiangejier Pb-Zn Mine

Location, Access and Geography

Jiangejier is located in Wuqia County, Xinjiang Autonomous Region, China. It is 14km northwest of Wulukeqiati Town, 96km to Wuqia county Town, and is 160km to Kashi City. There is national highway conveniently connected to the property (Figure 4). The topography is flattish mountain with the elevation 2700-3000m. The climate is rather humidity than the other area of Xinjiang Region.

Property Geology

Jiangejier Pb-Zn Property occurred at the core part of a sub anticline of Dongalai Complex Syncline. The main strata are:  Low Cretaceous Kezilesu Formation: brown and grey-green silt stone, grey sand stone and grey, red-brown bearing gravel sand stone; upper Cretaceous Yinjisha Formation: grey-green, red-brown silt stone, or sand stone and bearing gypsum silt stone inter bedded with gypsum layer and grey limestone. There is a fault which strike in northeast and dip to northwest with angle 50°-70°.

Four mineralized bodies were defined in the property: mineralized body I generally strikes in north-south, about 350°, dip to 260° with the dip angle 40°, and outcrop length is 600m, the Zn maximum grade is 0.74%, and some have malachite; mineralized body II strikes 340°, dip to 250° with angle 48°, and outcrop length 30m and width 1.7m, Pb average grade is 8.15%, maximum 13.8%, Cu maximum grade 0.89%. Mineralized body III did not continue, mineralization layer is middle-granule sand stone. The length of mineralized body IV is 200m, thickness 1.9m, Pb grade 1.62% and malachite was found in some place.

Main ore minerals are galena, sphalerite, chalcopyrite, malachite, pyrite, limonite and hematite. The main gangues are quartz, feldspar, calcite and chlorite.

Resources/reserve

Dadi Mining Technique and Development Company Ltd, Xinjiang conducted a prospecting project during the period of April-July 2006, and the resources of mineralized bodyⅡ and mineralized body Ⅳ were estimated, and reconnaissance resources submitted are Pb metal (3341) 4488.42tonnes, and Zn metal (334) 2292.74 tons.

Parameters for resources/reserve estimate

Lead ore: cut-off grade: Pb ≥ 0.3%, low Pb ≥0.7%, minimum minable ≥1m and maximum band ≥2m.

Zinc Ore: cut-off grade: Zn ≥ 0.5%, low Zn ≥1.0%, minimum minable ≥1m and maximum band ≥2m.

Sampling, analytical procedures and quality control

The core recovery is over 85% for the drill holes.  The samples were taken by splitting the core into halves, with one half as the sample, and other half stored in core box.  Sample length was usually 0.5m to

1.5 m.  Each sample usually was 1.0m to 2.0m. The length of each sample was not over 1m. The samples weigh at sampling place. The samples are not over weight, the eligibility is over 95%.

Sample preparation includes three stages of crushing to reduce the size to -200 meshes, then 0.5kg were ground to -160 meshes, then 50g was for assaying.

The assaying of samples was completed in the laboratory of the No.2 Geological Brigade of the Geological Exploration Bureau of Xinjiang Autonomous region, and check by the Central Laboratory of Nonferrous Geology Bureau of Xinjiang Autonomous Region. Internal and external check samples were assayed.  For lead and zinc assays, 9.5% of samples were sent for internal checking and 6.4% for external checking.  The qualification rate of the check samples was above 95%.

Potential for Further Exploration

The potential to find economic copper deposits in the exploration permit areas is good due to the fact that the geophysical anomalies and confirmed mineralization layer had been existed and defined ore body is good at Pb and Zn grade.

Keyinbulake Cu-Zn Property (Xingzhen Mining)

Location, traffic and Geography

Keyinbulake Multi-Metal Property is located in Buerjin County, Aletai District, and Xinjiang Uygur Autonomous Region. The coordinate is E 87º17′30″-87º9’30”, N 47º58′30” - 47º59′45”, and the area is 3.59 km2. It is 65km of the west-north of Aletai city, and 20 km of the east-north of Buerjin County, and it is 26 km of the east-north of Dulaiti town. The highway from Aletai city to Dulaiti Town passes by the property, so access is convenient. Figure 5 is the index map of the property in application.

Figure 5 Index Map of Keyinbulake Multi-Metal Property

Xinjiang Buerjin County Xingzhen Mining Co Ltd applied to Xinjiang Bureau of Land and Resources for a mining license of this property in 2006. On August 23, 2007, Xingzhen Mining obtained approval for the mining license of Keyinbulake Cu-Zn Mine in Buerjin County, Aletai District, Xinjiang Uygur Autonomous Region. The initial mining period for the license is six years, from August 2007 until August 2013.

Property Geology

According to the previous exploration, there is a geological condition forming large or medium deposit of copper, zinc and silver in Keyinbulake property, based on the facts of ten mineralization zones prospected. Sulfured ore body intercepted by drilling in the deep and the chemical and physical abnormity existing. In the adjacent district, Ashele large copper deposit and Tiemuer Fe-Cu deposit as well as Keketale large Pb-Zn deposit was defined continually.

Mineral Resources

From previous exploration work, the mineral resources (333+334) are: copper-zinc ore 4.1435 million tons; zinc metal 162357 tons with grade of 3.92%; coexisting copper metal 24,527 tons with grade of 1.27%; accompanying copper metal 12,407 tons with grade of 0.56% and accompanying silver 37.004 tons.

Qianzhen Mining

Qianzhen Mining owns a concentrator with the annual treatment capacity 200,000 tons. The processes of concentrator include two-stage closed crushing with primary and secondary grindings, one step of roughing flotation, one step of scavenging, and three steps of cleaning, and then thickening, filtrating and drying. The major facilities of concentrator include a ball mill workshop, a flotation ore processing plant, filtration workshop, concentrate pools, dams, laboratory, electronic scales, water supply wells, power supply lines and offices, and etc. The major equipments are ball mills (3 sets, 2.1mx3m and 1.5mx3m), 4m³flotation machines (24 sets), 2m³flotation machines (12 sets),Φ12m thickeners(1 set), classifiers (2 sets, 1.5mx10m), 20m²filters, pumps, power transformers and power distribution panels and etc. In 2005, Qianzhen Mining invested approximately $750,000 for the technological modernization of the original processing production line to increase its yearly capacity to approximately 200,000 tons. The current equipment is new.

Qianzhen Mining conducts the operation by purchasing zinc, copper and/or lead ore from Qingshan Nonferrous Metal or other suppliers. The final products are in bulk. The transportation for the products is by means of truck. Table 2-10 shows the annual output and the concentrate average price of Qianzhen Mining in last three year.

Table 2-10:Annual output & concentrate average price in last three years of Qianzhen Mining

Year	Product	Ore output(t)	Concentrate(t)	Average price per year (USD $/t)
2004	Zn concentrate	56902.75	8596.19	474.23
2005	Zn concentrate	87175.17	12866.49	751.60
2006	Zn concentrate	129548.00	13959.16	2190.26
	Pb concentrate		1219.77	1117.10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information as of July 15, 2007 relating to the beneficial ownership (as defined by the rules of the SEC) of shares of common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers as of July 15, 2007, and (iv) all of our executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares (2)	Percent of Voting Stock (3)
Xiaojing Yu	14,917.000	62.90%
Xueming Xu	1,870,000	7.89%
Helin Cui	200,000	*
Qijiu Song	100,000	*
Ligang Wang	100,000	*
American Eastern Securities, Inc. (4)	2,280,000	9.61%
Directors and executive officers as a group (5 persons)	17,187,000	72.47%

* Less than 1%

(1)    As of March 21, 2007, there were 23,714,514 shares of common stock outstanding.  Each person named above has sole investment and voting power with  respect to all shares of the common stock shown as beneficially owned by the person, except as otherwise indicated below.

(2)    Under applicable rules promulgated by the SEC pursuant to the Exchange Act, a person is deemed the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition of the security, in each case irrespective of the person’s economic interest in the security.  Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through (x) the exercise of any option or warrant or (y) the conversion of another security.

(3)    In determining the percent of common stock owned by a person (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the shares of common stock outstanding as of December 31, 2006 and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible  securities.  Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(4)    Held by American Eastern Group, Inc., American Eastern Securities, Inc., American Investment, LLC., Luminus Capital Management Ltd. (Hong Kong), EIC Investments, LLC, and Trang Chong Hung individually.  The shares so held are directly or indirectly owned by Trang Chong Hung and his family members.

MANAGEMENT

Executive Officers and Directors

Set forth below is certain information concerning each of the directors and executive officers of the Company as of July 15, 2007.  None of our directors or executive officers holds directorships in other public companies as of July 15, 2007.  The directors listed below will serve until the Company’s next annual meeting of the stockholders:

Name	Age	Position Held
Xiao-Jing Yu	50	Director, CEO and Chairman of the Board
Xueming Xu	46	Director, President and Chief Operating Officer
Heling Cui	51	Director
Steven Jiao	45	Chief Financial Officer
Youming Yang	52	Director
Jian Zhang	65	Director
Feng Bai	36	Director
Qijiu Song	44	Vice President and Chief Technology Officer
Ligang Wang	46	Vice President, President of Qianzhen Mining

Ms. Xiaojing Yu has served as Director, Chief Executive Officer and Chairman of the Board of Directors of the Company since September 15, 2006.  She has over 20 years’ experience in the mining industry. She  currently also serves as director and chairwoman of Inner Mongolia Wulatehouqi Qianzhen Mining and Processing Co., Ltd and Inner Mongolia Xiangzhen Mining Co., Ltd.  She has served in that capacity since May 2002. Prior to that, she was the general manager of Dalian Zhikun Metal Materials

Co.,Ltd and finance manager of Gansu Baiyin Nonferrous Industrial Corporation.  Ms Yu also serves as the Executive Vice President of China Fluorite Industry Association. She attended an advanced management programme jointly run by Qinghua University and Preceton University  and obtained an EMBA degree from Preceton University.

Mr. Xueming Xu has serves as Director, President and Chief Operating Officer.  He has more than 20 years’ experience in the mining industry.  He is currently director and president of Inner Mongolia Wulatehouqi Qianzhen Mining and Processing Co., Ltd and of Inner Mongolia Xiangzhen Mining Co., Ltd.  He has served in that capacity since May 2002.  Prior to that, Mr Xu served as technician, vice-superintendent and superintendent at Inner Mongolia  Huiyaokou Iron Ore Plant and deputy general manager of Inner Mongolia Dongshengmiao Mining Co. Ltd.  Mr. Xu graduated from Lianyungang College of Chemical Mining and attended an advanced management programme jointly run by Qinghua University and Preceton University  and obtained an EMBA degree from Preceton University.

Mr. Helin Cui serves as Director.  He has more than 20 years’ experience in the mining industry. He is currently a director and deputy chairman of Inner Mongolia Wulatehouqi Qianzhen Mining and Processing Co., Ltd and of Inner Mongolian Xiangzhen Mining Co., Ltd.  He has serves in that capacity since May 2002.  Prior to that, Mr Cui worked at Gansu Province’s No. 3 Geological Team as a technician, engineer and team leader and deputy general manager at Baiyin Trading Company in Gansu Province.  He graduated from the Xi'an Geology College.

Mr. Youming Yang serves as Director.  He has 25 years’ experience in nonferrous geological prospecting field and was responsible for the prospecting of a number large sized nonferrous mining projects in China. He has served Chief of the Nonferrous Geological Prospecting Bureau of Xinjiang Uygur Autonomous Region since May 2000. Prior to that, Mr Yang worked as a Chief Engineer at the Nonferrous Geological Prospecting Bureau of Xinjiang Uygur Autonomous Region from October 1994 to April 2000.  Mr. Yang studied geology and graduated from Central South China Mining and Metallurgy College.

Mr. Jian Zhang serves as Director.  He has over 30 years’ experience in nonferrous mining, project construction and management and is currently an external director of ChinaConstruction Materials Company Ltd. Prior to that, Mr Zhang was President of China Nonferrous Mining Construction Group from September 2003 to August 2005.  He served as President of China Nonferrous Mining Construction Group April 2002 to September 2003.  Mr. Zhang graduated from the environmental engineering department of Xi’an Mining Architecture College in 1968,

Mr. Feng Bai serves as Director.  He has served as managing director of Lighthouse Consulting Ltd. in Hong Kong since February 2003.  Mr. Bai has been active in advising foreign corporations to invest and setup joint ventures in China.   Since 1999, Mr. Bai has been doing business in China mainly in consulting, investment and brand name agency services.  Prior to that, Mr. Bai worked at the investment banking division of Banco Santander assisting clients and completing deals in Asia from 1997 to 1999.  Mr. Bai received his MBA degree from Harvard Business School in 1997 and graduated from Babson College in 1993 with a BS in Financial Investment and International Business Administration. Mr. Bai sits on the board of Harbin Electric Inc., a U.S.-listed company that designs, develops and manufactures lineal motors and special electric motors.

Mr. Steven Ying Jiao serves as Chief Financial Officer.  He has over 15 years’ experiences in corporate finance, operations and domestic and international capital markets. From 1992 to 2002, He served as corporate planning director and financial controller at China World Trade Center Company Ltd.  From January 2002 to June 2005, Mr. Jiao Ying served as CFO and later as COO at Zoom Technologies Inc., a venture capital investment by Newbrigdge Capital Ltd. Mr. Jiao served as Assistant President at Tianjin

Tiens Group and at Beijing Eagle Investment Company Ltd from July 2005 to May 2006.  He graduated from Shanghai foreign Studies University with bachelor’s degrees in English and International Journalism and from Beijing University of International Economics and Traded with an MBA degree in accounting and finance.

Mr. Qijiu Song serves as Vice President.  He has more than 15 years’ experience in mine exploration. Since October 2005, he has been vice general manager of Xiangzhen Mining, responsible for production. From June 2004 to September 2005, he was general manager of Xinjiang Silver Mine Development Co. Ltd.  From September 1987 to May 2004, Mr. Song worked at Xiao Tie Shan Pb-Zn Mine of Gansu Non-Ferrous Metals Company, as technician, team leader, production and technology engineer, vice superintendent and chief engineer.  Mr. Song received his BA degree from Kunming Science and Technology University in 1987.

Mr. Ligang Wang serves as Vice President. Since July 2002, he has served as general manager of Qianzhen Mining.  He has more than 20 years’ experience in mine management. From January 1986 to June 2002, he worked as plant manager in the Wulatehouqi Bayannoer Mining.

Each of the directors named above will serve until our next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Directors will be elected for one-year terms at the Annual Meeting of Stockholders. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to our Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors is acting on behalf of, or will act at the direction of, any other person.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that is applicable to all employees, consultants and members of the Board of Directors, including the Chief Executive Officer, Chief Financial Officer and Secretary. This Code embodies our commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. We will provide any person a copy of the Code, without charge, upon written request to the Company’s Secretary.  Requests should be addressed in writing to: Dang Yu, Secretary China Shen Zhou Mining & Resources, Inc., No. 166 Fushi Road, Zeyang Tower, Suite 305, Shijingshan District, Beijing, China 100043.

Director Nominees Recommended by Stockholders

We have not implemented any changes to the procedures by which stockholders may recommend nominees to our board of directors since we last disclosed those procedures in our most recent proxy statement.

Board Composition; Audit Committee and Financial Expert

Our Board of Directors is currently composed of six members: Xiaojing Yu, Xueming Xu, Helin Cui, Youming Yang, Jian Zhang, and Feng Bai. All board actions require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently do not have an audit committee. We intend, however, to establish an audit committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.

The Board has determined that Feng Bai qualifies as a “financial expert” as defined by SEC rules implementing Section 407 of the Sarbanes-Oxley Act.  Mr. Bai meets the definition of an “independent” director set forth in Section 121 of the Amex Company Guide, which is the independence standard that we have chosen to report under.

Executive Compensation

The Company had no officers or directors whose total annual salary and bonus during 2006 exceeded $100,000. Ms. Yu, our Chief Executive Officer and Principal Financial Officer, earned a salary of $56,000 during the fiscal year ended December 31, 2006.

Summary Compensation Table

Name and Principal Underlying Positions	Year	Salary	Bonus	Option Awards	Stock Awards	All Other Compensation	Total
Xiaojing Yu, CEO	2006	$ 51,667		$--	--	--	$ 51,667
Xueming Xu, President	2006	$ 15,769		$--	--	--	$ 15,769
Helin Cui, Director and Vice President of Xianzhen Mining	2006	$ 23,718		$--	--	--	$ 23,718
John W. Peters (1)	2006	$ 0	$0	--	--	--	$ 0

(1) John W. Peters was president from January 1 to September 15 during 2006.

Employment Agreements

We plan to enter into employment agreements at market rates as determined by the board of directors and confidentiality agreements with officers in the near future.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2006, there were no outstanding equity awards to the named executive officers requiring tabular disclosure under this Item 10.

The Company currently does not have any equity compensation plans in place.

Director Compensation

We did not pay any directors in 2006.  We currently do not have a director compensation program in place.  We plan to set up such a program in the near future.

Retirement, Post-Termination and Change in Control

We have no retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, nor do we have post-termination or change in control arrangements with directors, officer or other employees, but our Board of Directors may recommend adoption of one or more such programs in the future.

Certain Relationships and Related Transactions

None.

LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings, and to the best of its knowledge, no such proceedings by or against the Company have been threatened.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES.

The shares of our common stock are currently traded on the OTC Bulletin Board under the trading symbol “CSZM.OB”. The Bulletin Board is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market.

Trading in our common stock has been sporadic and does not constitute an active market. From September 15, 2006 to July 13, 2007, our trading volume has been very low and inconsistent, ranging from no trading at all to a high of 56,500 shares. During the same period, the high sale price was $9.00 and the low sale price was $1.50. Prior to the acquisition of AFMG, we were a publicly traded shell and the transactions in our stock while we were a shell are not relevant. On July 13, 2007, the closing price was $3.63.

Holders. As of July 15, 2007, we had 675 holders of record of our common stock.  Our common stock had a closing bid price of $3.63 per share on July 13, 2007.

The following table sets forth the quarterly average high and low bid prices per share for the common stock for the past two years:

First Quarter Ended March 30, 2007	Common Stock
	High	Low
	$4.75	$2.95
Second Quarter Ended June 30, 2007	Common Stock
	High	Low
	$4.75	$2.25

Fiscal Year Ended December 31, 2006	Common Stock
	High	Low
First Quarter	$2.00	$0.06
Second Quarter	$2.00	$1.05
Third Quarter(1)	$9.00	$0.55
Fourth Quarter	$3.90	$2.20

Fiscal Year Ended December 31, 2005	Common Stock
	High	Low
First Quarter	$0.06	$0.04
Second Quarter	$0.06	$0.04
Third Quarter	$0.05	$0.04
Fourth Quarter	$0.07	$0.05

(1)  On September 15, 2006, the Company consummated a reverse takeover pursuant the terms of a Stock Exchange Agreement (the “Exchange Agreement”) among Earth Products & Technology, Inc., American Federal Mining Group, Inc., an Illinois company (“AFMG”), and the shareholders of AFMG.

Outstanding Options, Conversions, and Planned Issuance of Common Stock. Except as hereinafter set forth, there are no options outstanding to acquire any additional shares of common stock. On March 12, 2005, we granted a three-year option, effective from the completion of the reverse takeover transaction, to American Eastern Securities, Inc., our financial advisor, to invest up to $2,000,000 (limited to no more than 10% of the Company’s issued equity) in the Company, at the first fund raising event price, which is $3.20.

Preferred Stock. We may issue shares of preferred stock from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of holders of common stock, with us acting in accordance with our corporate charter and by-laws. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of preferred stock outstanding.

Dividends. We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings to support operations and to finance future growth and expansion and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Transfer Agent and Registrar. Our transfer agent is Standard Registrar & Transfer, Inc. located at 12528 South 1840, East Draper, UT 84020. Their telephone number is (801) 571-8844.

Securities Authorized for Issuance Under Equity Compensation Plans. As of the fiscal year ended December 31, 2006, we have no shares of our common stock or preferred stock that are issuable under compensation plans approved by our security holders.

Recent Sales of Unregistered Securities. Each issuance set forth below was made in reliance upon the exemptions from registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) on the basis that such transactions did not involve a public offering. When appropriate, we determined that the purchasers of securities described below were sophisticated investors who had the financial ability to assume the risk of their investment in our securities and acquired such securities for their own account and not with a view to any distribution thereof to the public. Where required by applicable law, the certificates evidencing the securities bear legends stating that the securities are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

On September 15, 2006, the Company consummated a reverse takeover pursuant to which it issued a total of 20,000,000 shares of restricted common stock to the shareholders of American Federal Mining Group, Inc. (“AFMG”), an Illinois corporation, resulting in the acquisition of AFMG as a wholly-owned subsidiary and a change in management of the Company.

In addition to the reverse takeover, we entered into two purchase transactions pertaining to mining properties, each of which calls for the issuance of restricted shares of the Company’s common stock as partial payment of the consideration.  On April 27, 2006, we completed the acquisition of 60% ownership interests in Qingshan Metal. Under the terms of the acquisition agreement, Qingshan Metal shareholders received an aggregate consideration of approximately $2.561 million.  The amount of approximately $1.409 million was paid as a down payment in April 2006. The remaining portion of $1.152 was subsequently settled on March 15, 2007 by issuing 284,810 shares of the Company’s common stock to the Qingshan Metal shareholders when the market price was $4.00 per share.

On April 28, 2006, we completed the acquisition of an 80% ownership interests in Xinjiang Buerjin County Xingzhen Mining Co., Ltd. from Mr. Li Leyi. Under the terms of the acquisition agreement, Mr. Li received an aggregate consideration of approximately $3.587 million.  The amount of approximately $1.025 million was paid in cash as of September 30, 2006.  The remaining portion of $2.561 million was subsequently settled on March 15, 2007 by issuing 632,910 shares of common stock when the market price was $4 per share.

On December 21, 2006, the Company entered into a Notes Purchase Agreement with Citadel Equity Fund Ltd. (“Citadel”), under the terms of which Citadel purchased a total of $28 million in convertible senior notes (“Notes”).  The closing occurred, and payment for the Notes was made, on December 27, 2006.

The Notes were issued pursuant to an Indenture, dated as of December 27, 2006, with the Bank of New York, as trustee.  The Notes bear interest at 6.75% per annum (subject to increase in certain circumstances), payable semiannually, and has a maturity date of December 27, 2012.   At maturity, the Company will be required to repay the original principal amount of the Notes plus additional principal that accretes 5% per year (for a total of 30% additional principal at maturity).  The Notes are convertible at the option of the holders, at any time on or prior to maturity, into common shares of the Company at $3.20 per share (subject to adjustment in certain circumstances).  The obligations under the Notes are secured by the common shares of the Company pledged under a Share Pledge Agreement among Citadel, Ms. Yu Xiao Jing and Mr. Xu Xue Ming, respectively, major shareholders of the Company, and the Bank of New York, as collateral agent. Pursuant to the Share Pledge Agreement, Ms. Yu and Mr. Xu have pledged 14,917,000 common shares and 1,870,000 common shares, respectively, owned by them, or approximately 79% of the issued and outstanding common shares of the Company.    The terms of the Notes are described further under “CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS – Convertible Notes”.

In connection with the transaction, the Company and the major shareholders entered into a Voting Agreement, dated as of December 27, 2006, with Citadel.  Pursuant to the Voting Agreement, Citadel will have the right to designate a director on the Company’s board of directors and, in certain circumstances, a second independent director.  Under the Indenture the Company is subject to liquidated damages of up to $200,000 if it does not fulfill these rights.

In connection with the transaction, on December 27, 2006, the Company issued a put warrant to American Eastern Securities, Inc., a financial advisor, and related parties for the purchase of 875,000 shares of the Company’s common stock at an exercise price of $3.20 per share, exercisable on or before 3 years from the date of grant.

The offer and sale of the securities was made to an institutional accredited investor in reliance upon exemptions from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

Each of the following individuals received their shares pursuant to the consummation of our share exchange/reverse takeover transaction with AFMG on September 15, 2006.

NAME	COMMON SHARES
Xiaojing Yu	14,917,000
Xueming Xu	1,870,000
Helin Cui	200,000
Yu Dang	213,000
Xiaoming Yu	600,000
Xiaoming Xu	100,000
Lun Xu	200,000
Long Yu	400,000
Qijiu Song	100,000
Ligang Wang	100,000
Trang Chong Hung	120,000
American Eastern Group, Inc.*	260,000
American Eastern Securities, Inc.*	90,000
EIC Investments, LLC*	90,000
Luminus Capital Management, Ltd. (Hong Kong)*	220,000
Allied Merit International Investments, Inc. (BVI)*	520,000

*The entities and individuals acted as the financial advisors of the Company in the reverse takeover and the ensuing financing transaction.

Equity Compensation Plan Information

The Company has no equity compensation plan nor any shares reserved for the issuance of compensation options or other stock awards to its employees or directors.

INDEMNIFICATION OF DIRECTORS

The Company’s Articles of Incorporation and By-laws provide that we may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by law.

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Item 3.02 Unregistered Sales of Equity Securities

On September 15, 2006, the Company consummated a reverse takeover pursuant to which it issued a total of 20,000,000 shares of restricted common stock to the shareholders of American Federal Mining Group, Inc. (“AFMG”), an Illinois corporation, resulting in the acquisition of AFMG as a wholly-owned subsidiary and a change in management of the Company.

In addition to the reverse takeover, we entered into two purchase transactions pertaining to mining properties, each of which calls for the issuance of restricted shares of the Company’s common stock as partial payment of the consideration.  On April 27, 2006, we completed the acquisition of 60% ownership interests in Qingshan Metal. Under the terms of the acquisition agreement, Qingshan Metal shareholders received an aggregate consideration of approximately $2.561 million.  The amount of approximately

$1.409 million was paid as a down payment in April 2006. The remaining portion of $1.152 was subsequently settled on March 15, 2007 by issuing 284,810 shares of the Company’s common stock to the Qingshan Metal shareholders when the market price was $4.00 per share.

On April 28, 2006, we completed the acquisition of an 80% ownership interests in Xinjiang Buerjin County Xingzhen Mining Co., Ltd. from Mr. Li Leyi. Under the terms of the acquisition agreement, Mr. Li received an aggregate consideration of approximately $3.587 million.  The amount of approximately $1.025 million was paid in cash as of September 30, 2006.  The remaining portion of $2.561 million was subsequently settled on March 15, 2007 by issuing 632,910 shares of common stock when the market price was $4 per share.

On December 21, 2006, the Company entered into a Notes Purchase Agreement with Citadel Equity Fund Ltd. (“Citadel”), under the terms of which Citadel purchased a total of $28 million in convertible senior notes (“Notes”).  The closing occurred, and payment for the Notes was made, on December 27, 2006.

The Notes were issued pursuant to an Indenture, dated as of December 27, 2006, with the Bank of New York, as trustee.  The Notes bear interest at 6.75% per annum (subject to increase in certain circumstances), payable semiannually, and has a maturity date of December 27, 2012.   At maturity, the Company will be required to repay the original principal amount of the Notes plus additional principal that accretes 5% per year (for a total of 30% additional principal at maturity).  The Notes are convertible at the option of the holders, at any time on or prior to maturity, into common shares of the Company at $3.20 per share (subject to adjustment in certain circumstances).  The obligations under the Notes are secured by the common shares of the Company pledged under a Share Pledge Agreement among Citadel, Ms. Yu Xiao Jing and Mr. Xu Xue Ming, respectively, major shareholders of the Company, and the Bank of New York, as collateral agent. Pursuant to the Share Pledge Agreement, Ms. Yu and Mr. Xu have pledged 14,917,000 common shares and 1,870,000 common shares, respectively, owned by them, or approximately 79% of the issued and outstanding common shares of the Company.    The terms of the Notes are described further under “CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS – Convertible Notes”.

In connection with the transaction, the Company and the major shareholders entered into a Voting Agreement, dated as of December 27, 2006, with Citadel.  Pursuant to the Voting Agreement, Citadel will have the right to designate a director on the Company’s board of directors and, in certain circumstances, a second independent director.  Under the Indenture the Company is subject to liquidated damages of up to $200,000 if it does not fulfill these rights.

In connection with the transaction, on December 27, 2006, the Company issued a put warrant to American Eastern Securities, Inc., a financial advisor, and related parties for the purchase of 875,000 shares of the Company’s common stock at an exercise price of $3.20 per share, exercisable on or before 3 years from the date of grant.

The offer and sale of the securities was made to an institutional accredited investor in reliance upon exemptions from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

Each of the following individuals received their shares pursuant to the consummation of our share exchange/reverse takeover transaction with AFMG on September 15, 2006.

NAME	COMMON SHARES
Xiaojing Yu	14,917,000
Xueming Xu	1,870,000
Helin Cui	200,000
Yu Dang	213,000
Xiaoming Yu	600,000
Xiaoming Xu	100,000
Lun Xu	200,000
Long Yu	400,000
Qijiu Song	100,000
Ligang Wang	100,000
Trang Chong Hung	120,000
American Eastern Group, Inc.*	260,000
American Eastern Securities, Inc.*	90,000
EIC Investments, LLC*	90,000
Luminus Capital Management, Ltd. (Hong Kong)*	220,000
Allied Merit International Investments, Inc. (BVI)*	520,000

*The entities and individuals acted as the financial advisors of the Company in the reverse takeover and the ensuing financing transaction.

Item 5.01 Changes in Control of the Registrant

On September 15, 2006, a change of control occurred. On that date, the Company issued 20,000,000 shares of the Company’s common stock in exchange for all of the issued and outstanding shares of American Federal Mining Group, Inc.  The shares issued constitute approximately 94% of the outstanding shares.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 20, 2006, the Company amended its Articles of Incorporation to changed its name to China Shen Zhou Mining & Resources, Inc.

Section 5.06 Change on Shell Company Status

On September 15, 2006, the Company acquired 100% of the equity interests in American Federal Mining Group, Inc., an Illinois corporation (“AFMG”) from the shareholders of AFMG in exchange for 20,000,000 shares of the Company’s common stock.  The shares constitute approximately 94% of the outstanding shares. The directors and officers of AFMG became the directors and officers of the Company. The share exchange is referred to in this 8-K as the “Share Exchange.”

Item 9.01 Financial Statements and Exhibits.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

(a) Financial Statements of the Business Acquired

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets of American Federal Mining Group, Inc. and Subsidiaries as of June 30, 2006, December 31, 2005 and 2004	F-2

Consolidated Statements of Operations of American Federal Mining Group, Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005 and for the Years Ended December 31, 2005 and 2004	F-3

Consolidated Statements of Stockholders’ Equity and Comprehensive Income of American Federal Mining Group, Inc. and Subsidiaries for the Six Months ended June 30, 2006 and for the Years Ended December 31, 2005 and 2004

F-4

Consolidated Statements of Cash Flows of American Federal Mining Group, Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005, and for the Years Ended December 31, 2005 and 2004	F-5

Notes to Consolidated Financial Statements of American Federal Mining Group, Inc. and Subsidiaries for the Six Months Ended June 30, 2006 and 2005, and for the Years Ended December 31, 2005 and 2004	F-6

(b) Pro Forma Financial Information

Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2006 (unaudited)	F-27

Pro Forma Condensed Consolidated Balance Sheets (unaudited) for the year ended December 31, 2005	F-28

Pro Forma Condensed Consolidated Statements of Operations (unaudited) for the six months ended June 30, 2006	F-29

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of China Shen Zhou Mining & Resources, Inc.

To the Stockholders and Board of Directors of American Federal Mining Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of American Federal Mining Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the two years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Federal Mining Group, Inc. and Subsidiaries as of December 31, 2005 and 2004, the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California

April 15, 2007

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	June 30,	December 31,	December 31,
	2006	2005	2004
	(Unaudited)	(Audited)	(Audited)
ASSETS		(As restated)	(As restated)

Current assets:
Cash and cash equivalents	$712	$294	$523
Accounts receivable, net	2,345	640	652
Other deposits and prepayments, net	1,215	153	93
Inventories, net	2,884	2,428	1,718
Due from related parties	29	-	-
Total current assets	7,185	3,515	2,986

Property, machinery and mining assets, net	15,375	9,723	9,117
Deferred tax assets	230	201	141
Goodwill	1,001	-	-
Total assets	$23,791	$13,439	$12,244

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,461	$798	$805
Short term bank loans	2,996	3,348	3,744
Other payables and accruals	6,544	886	809
Taxes payable	577	422	36
Due to related parties	-	9	22
Total liabilities	11,578	5,463	5,416
Minority interests	281	-	-

Commitments

STOCKHOLDERS’ EQUITY:

Common Stock, $0.00001 par value:
Authorized shares – 1,000,000 shares
Issued and outstanding – 1,000,000 shares	0.01	0.01	0.01
Additional paid-in capital	6,337	6,337	6,337
PRC Statutory reserves	625	498	223
Comprehensive income	274	43	(32)
Retained earnings	4,696	1,098	300
Total stockholders’ equity	11,932	7,976	6,828
Total liabilities and stockholders’ equity	$23,791	$13,439	$12,244

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Six months period		For the years ended
	June 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
			(As restated)	(As restated)
Net revenue	$7,675	$2,867	$7,047	$5,054
Cost of goods sold	(2,981)	(2,290)	(4,292)	(3,414)
Gross profit	4,694	577	2,755	1,640
Operating expenses:
Selling and distribution expenses	(77)	(47)	(104)	(65)
General and administrative expenses	(773)	(495)	(1,129)	(721)
Income/(loss) from operations	3,844	35	1,522	854
Other income (expense):
Other expenses	(31)	(4)	(37)	-
Interest expense	(129)	(161)	(320)	(147)
Subsidy income	-	93
Other income	14	31	193	-
Income before income taxes and minority interests	3,698	(6)	1,358	707
Provision for income taxes	24	23	(285)	98
Income before minority interests	3,722	17	1,073	805
Minority interests	3	-	-	-
Net income	3,725	17	1,073	805
Other comprehensive income
Foreign currency translation adjustments	231	-	75	-
Comprehensive income	$3,956	$17	$1,148	$805

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
(Amounts in thousands)

	Common Stock		Additional paid-in capital	PRC Statutory reserves	(Accumulated loss)/ retained earnings	Accumulated other comprehensive income	Total stockholders' equity	Comprehensive Income
	Number of Shares	Amount
	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)	(As restated)
Balance at January 1, 2004 as restated	1,000,000	$ 0.01	$ 6,337	$ 39	$ (321)	$ (32)	$ 6,023
Net income for the year ended December 31, 2004	-	-	-	-	805	-	805	$ 805
Appropriation of PRC statutory reserves				184	(184)	-	-
Foreign currency translation adjustment	-	-	-	-	-	-	-
Balance at December 31, 2004 as restated	1,000,000	0.01	6,337	223	300	(32)	6,828	805
Net income for the year ended December 31, 2005	-	-	-	-	1,073	-	1,073	1,073
Appropriation of PRC statutory reserves	-	-	-	275	(275)	-	-
Foreign currency translation adjustment	-	-	-	-	-	75	75	75
Balance at December 31, 2005 as restated	1,000,000	0.01	6,337	498	1,098	43	7,976	1,148
Unaudited net profit for the six months ended June 30, 2006	-	-	-	-	3,725	-	3,725	3,725
Appropriation of PRC statutory reserves	-	-	-	127	(127)	-	-
Foreign currency translation adjustment	-	-	-	-	-	231	231	231
Balance at June 30, 2006 (Unaudited)	1,000,000	$ 0.01	$ 6,337	$ 625	$ 4,696	$ 274	$ 11,932	$ 3,956
The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Six months period		For the years ended
	June 30,		December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
			(As restated)	(As restated)
Cash flows from operating activities:
Net income	$3,725	$17	$1,073	$805
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	-	-	12	-
Depreciation and amortization of land use rights	1,391	818	1,263	613
Impairment of property, plant and equipment	-	-	-	259
Deferred tax benefits	(29)	-	(60)	(141)
Property, machinery and mining assets written-off	27	(24)	-	-
Minority interests	(3)	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	(1,705)	(168)	-	(125)
Deposits and prepayments	(922)	(46)	(58)	239
Inventories	(324)	345	(710)	(196)
Due from related companies	(29)	-	-	-
Accounts payable	663	(54)	(8)	45
Other payables and accruals	1,900	694	77	502
Taxes payable	155	8	386	36
Due to related parties	(9)	(22)	(13)	(464)
Net cash provided by operating activities	4,840	1,568	1,962	1,573

Cash flows from investing activities:
Purchases of property, machinery and equipment	(1,767)	(1,025)	(1,787)	(3,540)
Acquisition of subsidiaries	(2,312)	-	-	-
Net cash used in investing activities	(4,079)	(1,025)	(1,787)	(3,540)

Cash flows from financing activities:
Proceeds from inception of bank loans	-	1,467	-	3,320
Repayments of short-term borrowings	(352)	(1,448)	(396)	(971)
Net cash provided by (used in) financing activities	(352)	19	(396)	2,349

Foreign currency translation adjustment	9	10	(8)	-

Net increase (decrease) in cash and cash equivalents	418	572	(229)	382
Cash and cash equivalents at the beginning of the period	294	523	523	141
Cash and cash equivalents at the end of the period	$712	$1,095	$294	$523

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 1.

DESCRIPTION OF BUSINESS AND ORGANIZATION

American Federal Mining Group, Inc. (the “Company” or “AFMG”) was incorporated in the State of Illinois on November 15, 2005. On December 10, 2005, AFMG entered into an agreement (the “Exchange agreement”) to acquire a 100% interest in Wu La Te Hou Qi Qianzhen Mining Company Limited (“Qianzhen Mining”), with certain officers and directors the same as that of the Company. The merger was approved by all shareholders on December 10, 2005 and 100% of AFMG’s common stock was exchanged for a 100% equity interest in Qianzhen Mining. As a result of the execution of the Exchange agreement, AFMG owns all of the registered capital of Qianzhen Mining, a limited liability company registered and organized in the PRC. Qianzhen Mining holds 99% of the registered capital of Inner Mongolia Xiangzhen Mining Group Co., Ltd., a limited liability company organized in the PRC (“Xiangzhen Mining”), with the remaining 1% of the registered capital of Xiangzhen Mining being held by Yu Xian-Jing, President of AFMG, in trust for Qianzhen Mining, thus effectively making Xiangzhen Mining a wholly-owned subsidiary of AFMG. Xiangzhen Mining also holds 99% of the registered capital of Xinjiang Wuqia Tianzhen Mining Co., Ltd. (“Tianzhen Mining”), and the remaining 1% of Tianzhen Mining is held by Yu Xian-Jing, President of AFMG, in trust for Qianzhen Mining. This transaction has been accounted for as a recapitalization of Qianzhen Mining with no adjustment to the historical basis of the assets and liabilities of Qianzhen Mining and the operations were consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these financial statements. For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if the Company had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements

The Company is an investment holding company and has not carried on any substantive operations of its own, except for the acquisition of Qianzhen Mining.

Qianzhen Mining was established as a domestic limited liability company on June 22, 2002, in the Inner Mongolia Autonomous Region, Ba Yan Nuo Er City, Wu La Te Hou Qi pursuant to relevant Chinese laws and regulations, with an authorized capital of $281,803 (RMB2,333,332). On April 12, 2005, by asset injection, the registered share capital increased to $1,210,478 (RMB10,000,000). Upon the Company’s acquisition of 100% of the equity of Qianzhen Mining in December 2006, approval was granted by the Economic and Trade Bureau of Inner Mongolia for Agilon to become a Wholly Foreign Owned Enterprise.

Qianzhen Mining is engaged in the business of acquisition, exploration, extraction and development of natural resource properties. All current operations and assets of Qianzhen Mining are located in the PRC.

Xiangzhen Mining was incorporated on July 3, 2002, with an authorized capital of $6,038,647 (RMB50,000,000).

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 1

DESCRIPTION OF BUSINESS AND ORGANIZATION (Continued)

Xiangzhen owns a fluorspar mine, the Inner Mongolia Siziwang Qi Sumozaganobao Fluorite Field Mine, that owns the biggest fluorspar reserve in Asia with the average quality of 72.37% for its high-grade fluorspar.  The mining capacity for Xiangzhen is estimated to be 100,000 tons annually. All current operations and assets of Xiangzhen are located in the PRC.

Tianzhen Mining (“Tianzhen”) was formed on April 13, 2004, in the Xinjing Uygur Autonomous Region, with an authorized capital of $194,686 (RMB 1,612,000).  Tianzhen Mining has been granted three exploration rights.

On April 27, 2006, we acquired 60% ownership interest in Qingshan Metal for an aggregate consideration of approximately $2.561 million.  Qingshan Metal has been granted the mining right certificate for a copper-zinc-lead mine in Wulatehouqi by the Ministry of Land and Resources of the PRC with a current term from October 2005 to October 2008.

On April 28, 2006, we acquired 80% ownership interest in Xingzhen Mining from Mr. Li Leyi. for a consideration of approximately $3.587 million. Xingzhen Mining holds the exploration right to the Xinjiang Buejin Kerbulaiker Copper-Zinc Mines, which expired on July 14, 2006. The Kerbulaiker Copper-Xinc Mines is considered to have quality copper and zinc reserves by experts.

NOTE 2

ACQUISITIONS

Qingshan Metal

On April 27, 2006, we completed the acquisition of a 60% ownership interest in Qingshan Metal. Under the terms of the acquisition agreement, Qingshan Metal shareholders received an aggregate consideration of approximately $2.561 million.  Qingshan Metal has been granted the mining right certificate for a copper-zinc-lead mine in Wulatehouqi by the Ministry of Land and Resources of the PRC with a current term from October 2005 to October 2008.

Management of the Company considered the stable and sufficient supply of raw zinc and copper minerals as one of the critical success factors of Qianzhen Mining’s ore-dressing operations.  Qingshan Metal is well established and owns considerable copper and zinc reserves.  Moreover, its location is not far away from Qianzhen Mining. We believe that the acquisition of Qingshan Metal is to the benefit of the Company and the shareholders.

The total purchase consideration of the merger is as follows: (in thousands)

Cash	$1,409
Value of stock payable to the original shareholders of Qingshan Metal*	1,152

Total purchase consideration	$2,561

* The amount of approximately $1.409 million was paid as a down payment in April 2006. The remaining portion of $1.152 was subsequently settled on March 15, 2007 by issuing 284,810 shares of China Shen Zhou’s common shares at a market price of $4 per share.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 2

ACQUISITIONS (Continued)

Qingshan Metal (Continued)

Allocation of initial purchase consideration (in thousands):

Net assets of Qingshan Metal as of April 12, 2006:	Book value	Fair value

Extraction rights	$-	$1,149
Inventories	132	132
Property, plant and mining assets, net	448	457
Other current assets	90	90

Net assets	670	$1,828

Minority interest	(268)	(268)

Net assets acquired	$402	$1,560

Total purchase consideration		2,561

Goodwill		$1,001

Xingzhen Mining

On April 28, 2006, we completed the acquisition of an 80% ownership interest in Xingzhen Mining from Mr. Li Leyi. Under the terms of the acquisition agreement, Mr. Li received aggregate consideration of approximately $3.587 million.

Xingzhen Mining holds the exploration right to the Xinjiang Buejin Kerbulaiker Copper-Zinc Mine, which expired on July 14, 2006. The Kerbulaiker Copper-Xinc Mines is considered to have quality copper and zinc reserves by experts.

Given the continuing increase in the trading price of nonferrous metals, we believe that the acquisition of Xingzhen Mining will enable the Company to capture business opportunities in the future.

As of the date of this report, Xingzhen Mining is in the final process of applying for the extraction right of the above-mentioned mine, and believes that as soon as the extraction rights are issued by the PRC Government, they can commence extraction of the proven minerals.

The total purchase price and the allocation of the purchase price discussed below. The total purchase price of the merger is as follows: (in thousands)

Cash	$1,025
Value of stock payable to Mr. Li	2,561

Total purchase consideration	$3,586

The amount of approximately $1.025 million was paid in cash as of September 30, 2006.  The remaining portion of $2.561 million was subsequently settled on March 15, 2007 by issuing 632,910 shares of China Shen Zhou’s common shares at a market price of $4 per share.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 2

ACQUISITIONS (Continued)

Xingzhen Mining(Continued)

Allocation of initial purchase consideration (in thousands):

Net assets of Xingzhen Mining as of April 28, 2006:	Book value	Fair value

Extraction rights	$-	$3,475
Property, plant and mining assets, net	-	10
Bank balances and cash	122	122
Other receivables, deposits and prepayments	50	50
Other payables	(45)	(45)

Net assets	127	3,612

Minority interest	(26)	(26)

Net assets acquired	$101	3,586

Total purchase consideration		3,586

		$-

In recognition of the value of the mining assets of Qingshan Metal and Xingzhen Mining, the company engaged a professional firm to value the two mining assets based on available reserves, mineral rights, mineral quality, extraction rate, refinement rate and the fluctuation of market prices. The probable reserves were verified by a leading research institute on mining studies in China. The company believes that reserves estimation were accurate and there would not  be additional  probable reserves available for extraction and therefore the estimated cash flow from extraction rights of minerals were not adjusted for proven or probable reserves beyond those verified by the leading research institute on mining studies, as attached below:

	Qingshan Metal		Xingzhen Mining
	Probable Reserve	Estimated Extraction	Probable Reserve	Estimated Extraction
Copper Reserves	1,000,000	864,167	1,920,000	1,620,000
Zinc Reserves	500,000	396,878
Refined Metal
Refined Copper	7,169	6,639.6	15,460	12,524
Refined Zinc	16,058	14,771	64,480	52,228

No proforma information is needed for 2006 and 2005 as the operations at both locations were not significant.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The Company’s Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the Company’s Consolidated Financial Statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to mineral reserves that are the basis for future cash flow estimates utilized in impairment calculations and units-of-production depreciation, depletion and amortization calculations; estimates of fair value for certain reporting units and asset impairments (including impairments of goodwill, long-lived assets and investments); write-downs of inventory to net realizable value; reserves for contingencies and litigation; and the fair value and accounting treatment of financial instruments. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation

The Consolidated Financial Statements include the accounts of American Federal Mining Group, Inc.. and more-than-50%-owned subsidiaries that it controls and entities over which control is achieved through means other than voting rights (see Note 2). All significant intercompany balances and transactions have been eliminated. The functional currency for the majority of the Company’s operations is the Renminbi (“RMB”).

Basis of preparation

The Consolidated Financial Statements of American Federal Mining Group, Inc. and its subsidiaries (collectively known as the “Company”, or “we”) for the six months period ended June 30, 2006 and 2005 are unaudited. In the opinion of the Management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these Consolidated Financial Statements are not necessarily indicative of the results that may be reported for the entire year. The accompanying consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States.  These Consolidated Financial Statements should be read in conjunction with the Company’s Financial Statements for the fiscal year ended December 31, 2005.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value. Restricted cash is excluded from cash and cash equivalents and is included in other current and long-term assets.

Accounts receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company provides for an allowance for doubtful accounts for those third party trade accounts that are not collected within one year.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Costs of work-in-progress and finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overhead. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. The Company has provided an inventory reserve.

Property, plant and mining assets

Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives, which do not exceed the related estimated mine lives, of such facilities based on proven and probable reserves.

Mineral exploration costs are expensed according to the term of license granted to the Company. Extraction rights are stated at the lower of cost and recoverable amount.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, extraction rights and other costs incurred prospectively to develop the property are capitalized as incurred, and are amortized using the units-of-production (“UOP”) method over the estimated life of the ore body based on estimated recoverable volume in proven and probable reserves. At the Company’s surface mines, these costs include costs to further delineate the ore body and remove overburden to initially expose the ore body. At the Company’s underground mines, these costs include the cost of building access ways, shaft sinking and access, lateral development, drift development, ramps and infrastructure development.

Major development costs incurred after the commencement of production are amortized using the UOP method based on estimated recoverable volume in proven and probable reserves. To the extent that these costs benefit the entire ore body, they are amortized over the estimated life of the ore body. Costs incurred to access specific ore blocks or areas that only provide benefit over the life of that area are amortized over the estimated life of that specific ore block or area.  Interest cost allocable to the cost of developing mining properties and to constructing new facilities, if any, is capitalized until assets are ready for their intended use.

Land use rights are stated at cost, less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of 25 years.

To summarize, the Company’s depreciation and amortization policies on fixed assets are as follows:

Useful Life
(In years)
Land use rights	25
Buildings	25
Machinery	12
Mining assets	UOP
Motor vehicle	6
Equipment	5
Extraction rights	UOP
Exploration rights	License term
Construction in progress	Nil

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stripping Costs

Stripping costs are costs of removing overburden and other mine waste materials.  Stripping costs incurred during the production phase of a mine are variable production costs that are included as a component of inventory to be recognized in cost of sales in the same period as the revenue from the sale of inventory.

Asset Impairment

(a) Long-lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable metals, corresponding expected commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. Existing proven and probable reserves and value beyond proven and probable reserves are included when determining the fair value of mine site reporting units at acquisition and, subsequently, in determining whether the assets are impaired. The term “recoverable metals” refers to the estimated amount of metals that will be obtained after taking into account losses during ore processing and treatment. Estimates of recoverable metals from such exploration stage metal interests are risk adjusted based on management’s relative confidence in such materials. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable metals prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

(b) Goodwill

The Company evaluates, on at least an annual basis, the carrying amount of goodwill to determine whether current events and circumstances indicate that such carrying amount may no longer be recoverable. To accomplish this, the Company compares the estimated fair value of its reporting units to their carrying amounts. If the carrying value of a reporting unit exceeds its estimated fair value, the Company compares the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying value over the fair value is charged to earnings. The Company’s fair value estimates are based on numerous assumptions and it is possible that actual fair value will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Revenue Recognition

Revenue is recognized, net of PRC business taxes, and treatment and refining charges, from a sale when the price is determinable, the product has been delivered, the title has been transferred to the customer and collection of the sales price is probable. Revenues from by-product sales are credited to costs applicable to sales as a by-product credit.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income and Mining Taxes

The Company accounts for income taxes using the liability method, recognizing certain temporary differences between the financial reporting basis of the Company’s liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect. The Company derives its deferred income tax charge or benefit by recording the change in either the net deferred income tax liability or asset balance for the year. Mining taxes represent PRC taxes levied on mining operations and are classified as cost of sales, as such taxes are based on a percentage of mining output.

The Company’s deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

Transportation charges

Transportation charges represent costs to deliver the Company’s inventory to point of sale.  Transportation costs are expensed and charged to cost of sales as incurred

Foreign Currency

On July 21, 2005, the People’s Bank of China announced an upward adjustment in the Renminbi (“RMB”) exchange rate against the U.S. dollar of 2%. Subsequently, the exchange rate of the Renminbi will be valued against a number of currencies, rather than just exclusively to the United States dollar.

The functional currency of the Company is the Chinese Renminbi. However, the Company reports in U.S. dollars.  The financial statements of the Company’s foreign subsidiaries have been translated into U.S. dollars in accordance with SFAS No. 52, “Foreign Currency Translation”. All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.  Equity accounts have been translated at their historical exchange rates when the capital transaction occurred. Statements of Operations amounts have been translated using the average exchange rate for the year.

At June 30, 2006, revenues and expenses of the Company were translated to U.S. dollars at US$1.00 = RMB8.0248 and the assets and liabilities of the Company maintained in Renminbi translated to U.S. dollars at US$1.00 = RMB8.0065. At December 31, 2005, the revenues and expenses of the Company were translated to U.S. dollars at US$1.00 = RMB8.2402 and the assets and liabilities of the Company maintained in Renminbi translated to U.S. dollars at US$1.00 = RMB8.1807. At June 30, 2005, all the revenues, expenses, assets and liabilities of the Company were translated to U.S. dollars at US$1.00 = RMB8.2865. At December 31, 2004, all the revenues, expenses, assets and liabilities of the Company were translated to U.S. dollars at US$1.00 = RMB8.2603. For the years ended December 31, 2005 and 2004, and six-month periods ended June 30, 2006 and 2005, a foreign currency translation adjustment of approximately $75,000,$Nil, (18,000) and 231,000, respectively, has been reported as comprehensive income (loss) in the consolidated statement of stockholders’ equity and comprehensive income.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency

Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain.  Hence, such translations should not be construed as representations that RMB could be converted into U.S. dollars at that rate or any other rate.

The value of RMB against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions.  Any significant revaluation of RMB may materially affect our financial condition in terms of U.S. dollar reporting.

Comprehensive Income

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Accumulated other comprehensive income (loss) includes foreign currency translation adjustments. Total comprehensive income for the years ended December 31, 2005 and 2004 was $75,000 and $Nil, respectively. Total comprehensive income (loss) for the six months periods ended June 30, 2006 and 2005 was $231,000 and $(18,000), respectively.

Recent accounting pronouncements

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statements No 3.  SFAS No. 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. Accounting Principles Boards ("APB") Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of  changing to the new accounting   principle. SFAS No. 154 requires that a change in method of depreciation, amortization, or depletion for long-lived, nonfinancial assets be accounted for as a change in accounting   estimate that is affected by a change in accounting principle. APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle. The Company adopted SFAS No. 154 on January 1, 2006.  The adoption of the provisions of SFAS No. 154 had no material effect on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets-amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of non-monetary assets occurring after June 15, 2005.  The adoption of SFAS No. 153 had had no impact on the Company's financial position, results of operations, or cash flows.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements (Continued)

In September, 2004, the FASB issued FSP FAS 142-2, Application of FASB Statement No. 142, Goodwill and Other Intangible Assets, to Oil- and Gas-Producing Entities. This statement is effective for the first reporting period beginning after the issuance date and clarifies that the costs for acquiring contractual mineral rights in oil and gas properties would continue to be recorded as those for tangible assets.  It also addresses that the scope exception within SFAS 142 for the accounting as prescribed in SFAS 19 extends to the balance sheet classification and disclosures for drilling and mineral rights of oil- and gas-producing entities.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs – an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that certain abnormal costs associated with the manufacturing, freight, and handling costs associated with inventory be charged to current operations in the period in which they are incurred. The adoption of SFAS 151 had no impact on the Company's financial position, results of operations, or cash flows.

On January 1, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment- Revised 2004,” using the modified prospective transition method.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48). This interpretation prescribes a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation is effective for fiscal years beginning after December 15, 2006 (i.e., the beginning of our fiscal year 2007). We do not expect that the adoption of FIN 48 will have a material impact on our consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value instruments.  SFAS 157 does not require any new fair value measurements, but applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 (our fiscal 2008). We believe that implementation of SFAS 157 will have little or no impact on our Consolidated Financial Statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158). SFAS 158 requires plan sponsors of defined benefit pension and other postretirement benefit plans (collectively, “postretirement benefit plans”) to fully recognize the funded status of their postretirement benefit plans in the statement of financial position, measure the fair value of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position and provide additional disclosures.  We believe that implementation of SFAS 157 will have little or no impact on our Consolidated Financial Statements since we have no applicable plans,.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements (Continued)

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108), to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires that we quantify misstatements based on their impact on each of our financial statements and related disclosures. On December 30, 2006, we adopted SAB 108. Our adoption of SAB 108 did not impact our financial statements

NOTE 4

RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its previously issued financial statements as of December 31, 2005 and 2004 and for each of the years then ended included in its Form 8-K filed September 18, 2006. The Company’s determination to restate these previously issued financial statements arose from the following items:

i.

The Company has re-assessed the impairment of certain plant and machinery and written down their values accordingly. In addition, the Company had incorrectly calculated the depreciation and amortization on property, plant and mining assets.

ii.

The Company had incorrectly calculated the unit costs of certain inventory items in applying the weighted average costing method.

iii.

The Company had not accounted for deferred tax.

iv.

The Company had under-accrued current income tax.

v.

The Company had incorrectly calculated accrued interest expense.

vi.

The Company has also identified other misstatements, which were not individually material.

vii.

The above misstatements also resulted in misstatement of income tax expenses.

viii.

The Company has also reclassified various amounts to conform to the current year presentation.

The following tables show the impact of the adjustments to correct the above mentioned items on the Company’s consolidated financial statements for fiscal 2005:

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2005 (Amounts expressed in thousands)	As previously reported	Adjustments		As restated
		Amount	No.

ASSETS
Current assets:
Cash and cash equivalents	$ 298	(4)	(vi)	$ 294
Accounts receivable, net	865	(225)	(vi)(viii)	640
Other deposits and prepayment, net	503	(350)	(vi)(viii)	153
Inventories	2,117	311	(ii)	2,428
Total current assets	3,783	(268)		3,515

Property, machinery and mining assets, net	10,641	(918)	(i)	9,723
Deferred income tax assets	-	201	(iii)	201
Total assets	$ 14,424	(985)		$ 13,439

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$ 1,157	$ (359)	(viii)	$ 798
Short term bank loans	3,393	(45)	(vi)	3,348
Other payable and accruals	610	276	(v)(vi)(viii)	886
Taxes payable	98	324	(iv)(vii)	422
Due to a director	-	9	(viii)	9
Total current liabilities	5,258	205		5,463

Stockholders’ equity
Common stock	6,515	(6,515)	(viii)	0.01
Additional paid-in capital	-	6,337	(viii)	6,337
PRC Statutory reserves	446	52	(viii)	498
Accumulated comprehensive income	9	34	(vi)	43
Retained earnings	2,196	(1,098)		1,098
Total stockholders’ equity	9,166	(1,190)		7,976

Total liabilities and stockholders’ equity	$ 14,424	$ (985)		$ 13,439

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
For the year ended December 31, 2005 (Amounts expressed in thousands)		Adjustments
	As previously reported	Amount	No.	As restated
Net revenue	$ 7,078	(31)	(vi)	$ 7,047
Cost of sales	(3,958)	(334)	(ii)(viii)	(4,292)
Gross profit	3,120	(365)		2,755
Selling and distributive expenses	(429)	325	(vi)(viii)	(104)
General and administrative expenses	(1,002)	(127)	(vi)	(1,129)
Income from operations	1,689	(167)		1,522
Other expenses	-	(37)	(vi)	(37)
Interest expense	(357)	37	(v)	(320)
Other income	148	45	(vi)	193
Income before income taxes and minority interests	1,480	(122)		1,358
Provision for income taxes	(55)	(230)	(iii)(iv)(vii)	(285)
Net income	1,425	(352)		1,073
Other comprehensive income
Foreign currency translation adjustment	9	66	(vi)	75
Comprehensive income	$ 1,434	(286)		$ 1,148

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

CONSOLIDATED STATEMENT OF CASH FLOWS (Amounts expressed in thousands)		Adjustments
	As previously reported	Amount	No.	As restated

Net cash provided by operating activities	$ 3,185	$(1,223)	(viii)	$ 1,962

Net cash used in investing activities	(3,076)	1,289	(viii)	(1,787)

Net cash used in financing activities	(342)	(54)	(viii)	(396)

Foreign currency translation adjustment	9	(17)	(viii)	(8)

Net decrease in cash and cash equivalents	$ (224)	$ (5)		$ (229)

The following tables show the impact of the adjustments to correct the above mentioned items on the Company’s consolidated financial statements for fiscal 2004:

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2004 (Amounts expressed in thousands)	As previously reported	Adjustments		As restated
		Amount	No.

ASSETS
Current assets:
Cash and cash equivalents	$ 522	$ 1	(vi)	$ 523
Accounts receivable, net	940	(288)	(vi)(viii)	652
Other deposits and prepayment, net	1,645	(1,552)	(vi)(viii)	93
Inventories	1,306	412	(ii)	1,718
Total current assets	4,413	(1,427)		2,986

Property, machinery and mining assets, net	8,604	513	(i)	9,117
Deferred income tax assets	-	141	(iii)	141
Total assets	$ 13,017	(773)		$ 12,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$ 859	(54)	(viii)	$ 805
Short term bank loans	3,735	9	(vi)	3,744
Other payable and accruals	654	155	(v)(vi)(viii	809
Taxes payable	38	(2)	(iv)(vii)	36
Due to related parties	-	22	(viii)	22
Total current liabilities	5,286	130		5,416

Stockholders’ equity
Common stock	6,515	(6,515)	(viii)	0.01
Additional paid-in capital	-	6,337	(viii)	6,337
PRC Statutory reserves	157	66	(viii)	223
Accumulated comprehensive income	-	(32)	(vi)	(32)
Retained earnings	1,059	(759)		300
Total stockholders’ equity	7,731	(903)		6,828

Total liabilities and stockholders’ equity	$ 13,017	$ (773)		$ 12,244

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
For the year ended December 31, 200 4(Amounts expressed in thousands)		Adjustments
	As previously reported	Amount	No.	As restated
Net revenue	$ 5,042	$ 12	(vi)	$ 5,054
Cost of sales	(3,244)	(170)	(ii)(viii)	(3,414)
Gross profit	1,798	(158)		1,640
Selling and distributive expenses	(321)	256	(vi)(viii)	(65)
General and administrative expenses	(268)	(453)	(vi)	(721)
Income from operations	1,209	(355)		854
Interest expense	(150)	3	(v)	(147)
Interest income	1	(1)	(vi)	-
Income before income taxes and minority interests	1,060	(353)		707
Provision for income taxes	(42)	140	(iii)(iv)(vii)	98
Net income	1,018	(213)		805
Other comprehensive income
Foreign currency translation adjustment	-			-
Comprehensive income	$ 1,018	$ (213)		$ 805

CONSOLIDATED STATEMENT OF CASH FLOWS For the year ended December 31, 2004 (Amounts expressed in thousands)		Adjustments
	As previously reported	Amount	No.	As restated

Net cash (used) provided by operating activities	$ (63)	$ 1,636	(viii)	$ 1,573

Net cash used in investing activities	(2,087)	(1,453)	(viii)	(3,540)

Net cash used in financing activities	2,531	(182)	(viii)	2,349

Net decrease in cash and cash equivalents	$ 381	$ 1		$ 382

NOTE 5

OTHER INCOME

	Six months ended June 30,		Years ended December 31,
	2006	2005	2005	2004
	(In thousands) (Unaudited)	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Tax refund	$-	$-	$131	$-
Others	14	31	62	-
	$14	$31	$193	$-

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 6

INCOME TAXES

The PRC subsidiaries within the Company are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate.

The Company’s income tax (expense)/benefit consisted of:

	Six months ended June 30,		Years ended December 31,
	2006	2005	2005	2004
	(In thousands) (Unaudited)	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Current
- PRC	$-	$-	$(345)	$(42)

Deferred
- PRC	24	23	60	140
	$24	$23	$(285)	$98

A reconciliation of the provision for income taxes determined at the statutory average state and local income tax to the Company’s effective income tax rate is as follows:

	For the year ended December 31,
	2005	2004
	(in thousands) (Audited)	(in thousands) (Audited)
Pre-tax income before minority interests	$1,358	$707
United States statutory corporate income tax rate	35%	35%
Income tax (expense) computed at United States statutory corporate income tax rate	$(475)	$(248)
Reconciling items
Rate differential for PRC earnings	27	14
Impact of tax holiday of PRC subsidiaries	467	410
Loss not recognized as deferred income tax assets	(210)	(111)
Non-taxable income	-	33
Non-deductible expenses	(94)	-
Effective tax benefit/(expense)	$(285)	$98

As of June 30, 2006 and December 31, 2005, the Company’s deferred income tax assets mainly arose from the temporary difference in depreciation and amortization under PRC GAAP and U.S. GAAP.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 7

ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	Six months ended	As of December 31,
	June 30, 2006	2005	2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Accounts receivable	$2,357	$652	$652
Less: Allowance for doubtful accounts	(12)	(12)	-
	$2,345	$640	$652

The activity in the Company’s allowance for doubtful accounts is summarized as follows:

	Years ended December 31,
	2005	2004
	(In thousands)	(In thousands)

Balance at the beginning of the year	$-	$-
Add: Provision during the year	12	-
Balance at the end of the year	$12	$-

NOTE 8

DEPOSIT AND PREPAYMENTS

Deposits and prepayments consist of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)
Prepayments and advances	$249	$1	$-
Tax recoverable	102	96	28
Other receivables	864	56	65
	$1,215	$153	$93

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 9

INVENTORIES

Inventories consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Raw materials	$159	$78	$150
Consumables	356	365	200
Finished goods	2,369	1,985	1,368
	$2,884	$2,428	$1,718

NOTE 10

PROPERTY, MACHINERY AND MINING ASSETS, NET

Property, machinery and mining assets consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Land use rights	$1,678	$1,644	$1,628
Buildings	2,185	1,870	1,090
Machinery	5,572	5,129	4,331
Mining assets	1,449	1,275	805
Motor vehicles	826	681	585
Equipment	117	56	44
Extraction right	1,120	-	-
Exploration rights	5,335	1,886	1,497
Construction in progress	1,235	687	1,092
	19,517	$13,228	$11,072
Less:
Accumulated depreciation and amortization	(4,142)	(3,505)	(1,955)
	$15,375	$9,723	$9,117

Depreciation and amortization

Depreciation and amortization expense in aggregate for the year ended December 31, 2005 and 2004, and for the six month periods ended June 30, 2006 and 2005 was approximately $1,263,000, $613,000, $1,391,000 and $818,000, respectively.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 10

PROPERTY, MACHINERY AND MINING ASSETS, NET (Continued)

Exploration and extraction rights

As in most jurisdictions, mineral rights in China are divided into two types: extraction rights and exploration rights. Extraction rights refer to the rights obtained in accordance with the law for exploitation of mineral resources and market control of mineral products. In nearly every jurisdiction in the world, mineral rights are absolutely exclusive. In China, however, there are no clear stipulations regarding the exclusivity of mineral rights. The Amendment of China Mining Regulation stressed the security of mineral rights and its Article 6 stated that “upon discovery of mineral resources, the exploration licensees have the privileged priority to obtain mining rights to the mineral resources within the exploration area.”  According to the Ministry of Land and Resources, this privileged priority will be guaranteed under further amendments to be made in the near future.

Exploration rights refer to the right obtained in accordance with the law for exploring for mineral resources within the areas authorized by the exploration license.  The Company has been granted mineral exploration permits.  These exploration rights enable the Company to explore selected prospective mines for possible economic value to mine and develop.   Under Chinese mining laws and regulations, generally an exploration license is valid for no more than 3 years and extension of the exploration license shall not exceed two years and two extensions.

NOTE 11

GOODWILL

The carrying amount as of June 30, 2006 represents goodwill arising from the acquisition of Qingshan Metal during the year.  (See note 5)

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 12

SHORT-TERM BANK LOANS

Short-term bank loans consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(in thousands) (Unaudited)	(in thousands) (Audited)	(in thousands) (Audited)

8.37% note payable to Baiyin Credit Union (“Baiyin Credit Union”, located at Baiyin City, Gansu province, the PRC), matured on December 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	$-	$263	$260

5.4% note payable to Ministry of Finance of Siziwanqi, (located at Wulanchabu City, Inner-Mongolia province of the PRC) repayable on demand, with interest due on the 20th day of each quarter	125	122	139

7.812% note payable to Industrial and Commercial Bank of China, Siziwangqi Branch matures on November 29, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by machinery of $2,086,501	186	182	226

8.37% note payable to Baiyin Credit Union, matured on December 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by building of $2,078,062 and other assets of $1,589,106	1,561	1,528	1,695

8.37% note payable to Baiyin Credit Union matured on February 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	183	-

8.37% note payable to Baiyin Credit Union matured on February 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	122	-

8.37% note payable to Baiyin Credit Union matured on February 22, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	31	-

8.37% note payable to Baiyin Credit Union matured on March 6, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	98	-

8.37% note payable to Baiyin Credit Union matured on March 13, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral of reserve	-	122	-

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 12

SHORT-TERM BANK LOANS (Continued)

	June 30, 2006	December 31, 2005	December 31, 2004
	(in thousands) (Unaudited)	(in thousands) (Audited)	(in thousands) (Audited)
8.37% note payable to Baiyin Credit Union matured on March 26, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral of reserve	-	122	-

8.37% note payable to Baiyin Credit Union matured on September 20, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	244	-

8.37% note payable to Baiyin Credit Union matured on December 28, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	331	-

7.43% note payable to Baiyin Credit Union matured on April 30, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	-	312

7.97% note payable to Baiyin Credit Union matured on January 19, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	-	-	121

8.37% note payable to Baiyin Credit Union matured on February 26, 2005 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	85

8.37% note payable to Baiyin Credit Union matured on February 5, 2005 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	73

8.37% note payable to Baiyin Credit Union matured on February 26, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	97
8.06% note payable to Baiyin Credit Union matured on January 9, 2005 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	121

7.97% note payable to Baiyin Credit Union matured on January 27, 2005 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	242

8.37% note payable to Baiyin Credit Union matured on March 7, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	97
8.37% note payable to Baiyin Credit Union matured on March 13, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	121

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 12

SHORT-TERM BANK LOANS (Continued)

	June 30, 2006	December 31, 2005	December 31, 2004
	(in thousands) (Unaudited)	(in thousands) (Audited)	(in thousands) (Audited)
7.43% note payable to Baiyin Credit Union matured on March 28, 2005, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	-	-	46
7.97% staff loan payable, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	-	36
8.97% staff loan payable, with interest due on the 20th day of each quarter and principal due at date of maturity.	-	-	61
4.425% note payable to Fuhehaote Credit Union matured on March 2, 2005, and principal due at date of maturity, secured by building held by the Company	-	-	12
7.06% note payable to Baiyin Credit Union matures on February 28, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	75	-	-
7.06% note payable to Baiyin Credit Union matures on February 28, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	100	-	-
7.06% note payable to Baiyin Credit Union matures on February 28, 2007, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by mineral reserve	50	-	-
8.64% note payable to Baiyin Credit Union matures on August 22, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	87	-	-
8.64% note payable to Baiyin Credit Union matures on August 22, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	187	-	-
8.93% note payable to Baiyin Credit Union matures on August 28, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	87	-	-
8.93% note payable to Baiyin Credit Union matures on August 28, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	250	-	-
8.64% note payable to Baiyin Credit Union matures on September 6, 2006 with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	100	-	-

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 12

SHORT-TERM BANK LOANS (Continued)

	June 30, 2006	December 31, 2005	December 31, 2004
	(in thousands) (Unaudited)	(in thousands) (Audited)	(in thousands) (Audited)
8.64% note payable to Baiyin Credit Union matures on September 23, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	63	-	-
8.64% note payable to Baiyin Credit Union matures on September 13, 2006, with interest due on the 20th day of each quarter and principal due at date of maturity, secured by Mining reserve	125	-	-
Total	$2,996	$3,348	$3,744

NOTE 13

OTHER PAYABLES AND ACCRUALS

Other payables and accruals consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004
	(In thousands) (Unaudited)	(In thousands) (Audited)	(In thousands) (Audited)

Outstanding purchase consideration payable for acquisition of subsidiaries	$4,978	$-	$-
Receipt in advances	1,075	492	643
Accruals for payroll, bonus and other expenses	327	98	19
Finished goods	164	296	147
	$6,544	$886	$809

NOTE 14

DUE TO A DIRECTOR

The balance represents advances from the CEO of the Company and is due on demand.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 15

MINORITY INTERESTS

The activities of the minority interests’ equity during the year ended December 31, 2005 and 2006 are summarized as follows (dollars in thousands):

Beginning balance (January 1, 2006 and 2005)	$-
Arising from acquisitions	294
Minority interests in income	(3)
Exchange realignment	(10)
Balance, June 30, 2006	$281

NOTE 16

DEFINED CONTRIBUTION RETIREMENT PLANS

As stipulated by the regulations of the PRC government, companies operating in the PRC have defined contribution retirement plans for their employees. The PRC government is responsible for the pension liability to these retired employees. Commencing from January 1, 2002, the Company was required to make specified contributions to the state-sponsored retirement plan at 20% of the basic salary cost of their staff. Each of the employees of the PRC subsidiaries is required to contribute 6% of his/her basic salary.

NOTE 17

RESERVES

In accordance with the PRC Companies Law, the Company’s  PRC subsidiaries were required to transfer 10% of their profit after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve and a percentage of not less than 5%, as determined by management, of the profit after tax to the public welfare fund. The statutory surplus reserve is non-distributable.

NOTE 18

ASSET RETIREMENT OBLIGATIONS

 According to the “Rules on Mineral Resources Administration” and “Rules on Land Rehabilitation” of the PRC, mining companies causing damages to cultivated land, grassland or forest are required to restore the land to a state approved by the local governments. The local governments administering the “Rules on Mineral Resources Administration” and “Rules on Land Rehabilitation” on the Company’s two mines, “Sumochaganaobao Fluorite Mine” and “Mining site No. 2”, have confirmed that the Company is not required to restore or rehabilitate the two mining sites because those two mining sites are located at distant areas and the Company’s mining and extraction activities have not affected the surrounding environment. The Companies’ property, machinery and mining assets related to those two mining sites at December 31, 2005 and 2006 were not subject to an asset retirement obligation.

The Company has identified but not recognized the asset retirement obligations related to the Company’s other mining sites for which the Company is applying the extraction rights. These sites are still at the exploration stage. The asset retirement obligations related to these sites are not estimable until extraction rights and licenses are granted. Upon the approval and issuance of the mining licenses, the Company will be able to reasonably estimate the settlement dates of, and apply an expected present value technique to determine and recognize the asset retirement obligations related to these mining sites.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 19

ENVIRONMENTAL CHARGES

The Company’s mining and exploration activities are subject to various PRC laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations so as to protect the public health and environment and believes its operations are in compliance with applicable laws and regulations in all material respects.

NOTE 20

COMMITMENTS AND CONTINGENCIES

General

The Company follows FAS No. 5, “Accounting for Contingencies,” in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Mining industry in PRC

The Company's mining operations are and will be subject to extensive national and local governmental regulations in the China, which regulations may be revised or expanded at any time. A broad number of matters are subject to regulation.  Generally, compliance with these regulations requires the Company to obtain permits issued by government, state and local regulatory agencies.  Certain permits require periodic renewal or review of their conditions.  The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in permit conditions will be imposed.  The inability to obtain or renew permits or the imposition of additional conditions could have a material adverse effect on the Company's ability to develop and operate its properties.

Environmental matters

Environmental laws and regulations to which the Company is subject as it progresses from the development stage to the production stage mandate additional concerns and requirements of the Company.   Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties.  The laws and regulations applicable to the Company's activities change frequently and it is not possible to predict the potential impact on the Company from any such future changes.

Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to material adverse effects on the Company’s financial position, results of operations, or cash flows.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might be involved in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 21

CONCENTRATION OF CUSTOMERS AND SUPPLIERS

Our nonferrous metal product business had a significant customer which accounted for approximately $3,204,000 and $2,317,000 or 45.46% and 46.06% of our consolidated net turnover in 2005 and 2004 respectively.

For the six-month periods ended June 30, 2006 and 2005, all of the Company’s sales arose in the PRC.

Details of the customers accounting for 10% or more of the Company’s revenue are as follows:

	Six months ended June 30,
	2006	2005
	(unaudited)	(unaudited)

Company A	$1,928,000	$-
Company B	1,974,000	-
Company C	959,000	-
Company D	-	288,000
Company E	-	293,000

On December 10, 2005, Qianzhen Mining entered into an agreement with Wulatehouqi Zijin. Pursuant to the agreement, Wulatehouqi Zijin agreed to supply up to 200,000 metric tons of raw minerals at a fixed price of RMB63/metric ton to Qianzhen Mining in 30 months of time, and each month the quantity supplied cannot be lower than 8,000 metric tons.  Wulatehouqi Zijin will stop supplying raw minerals to Qianzhen Mining once the terms are completed.  Pursuant to the agreement, both parties also agreed that the zinc products of Qianzhen Mining “should be sold to Bayannaoer Zijin at market price”.

On 1st of July and 20th of September 2007, Qianzhen Mining entered into two supplemental agreements that Wutelahouqi Zijin will provide Qianzhen Mining an additional 15,000 tons of zinc ore at market price of  RMB 589 per ton  and that the price of the  remaining amount of  zinc ore(52,000 tons in aggregate) will be changed from current RMB 63 per ton to RMB 368 per ton effective from 1st of July 2007.

NOTE 22

SEGMENT INFOMATION

We follow SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance. We have two operating segments identified by product, “fluorite” and “nonferrous metals”. The fluorite segment consists of our fluorite extraction and processing operations conducted through our wholly-owned subsidiary, Xiangzhen Mining. The nonferrous metals segment consists of our copper, zinc, lead and other nonferrous metal exploration, extraction and processing activities conducted through our wholly-owned subsidiaries, Qianzhen Mining and Tianzhen Mining.

We primarily evaluate performance based on income before income taxes and excluding non-recurrent items.

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 22

SEGMENT INFORMATION (Continued)

During fiscal 2005 and 2004, as we operated in one single geographic region, China, no geographic information is presented.

The segment data presented below were prepared on the same basis as our consolidated financial statements.

Year ended December 31, 2005	Fluorite	Nonferrous metals	Consolidated

Total segment revenue	$ 2,267	$ 4,780	$ 7,047
Inter-segment revenue	-	-	-
Revenue from external customers	$ 2,267	$ 4,780	$ 7,047

Segment (loss) profit	$ (135)	$ 1,493	$ 1,358

Income before income taxes and minority interests			$ 1,358

Total segment assets	$ 8,857	$ 6,229	$ 15,086
Inter-segment receivables	(25)	(1,622)	(1,647)
	$ 8,832	$ 4,607	$ 13,439
Other segment information:
Depreciation and amortization	$ 603	$ 660	$ 1,263
Expenditure for segment assets	$ 464	$ 1,323	$ 1,787

Year ended December 31, 2004	Fluorite	Nonferrous metals	Consolidated

Total segment revenue	$ 2,238	$ 2,816	$ 5,054
Inter-segment revenue	-	-	-
Revenue from external customers	$ 2,238	$ 2,816	$ 5,054

Segment profit	$ 96	$ 611	$ 707

Income before income taxes and minority interests			$ 707

Total segment assets	$ 8,534	$ 4,571	$ 13,105
Inter-segment receivables	(25)	(836)	(861)
	$ 8,509	$ 3,735	$ 12,244
Other segment information:
Depreciation and amortization	$ 482	$ 131	$ 613
Impairment of property, plant and equipment	$ -	$ 259	$ 259
Expenditure for segment assets	$ 435	$ 3,105	$ 3,540

AMERICAN FEDERAL MINING GROUP, INC AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

AND THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in U.S. Dollars unless otherwise stated)

NOTE 23

SUBSEQUENT EVENTS

On July 14, 2006, AFMG completed the terms of a stock exchange agreement with Earth Products & Technologies, Inc. (“EPTI”). Pursuant to the stock exchange agreement, EPTI issued 20,000,000 shares of its common stock, of which 17,687,000 shares were issued to shareholders of AFMG, 1,013,000 shares to management of AFMG and 1,300,000 shares to the financial advisors of AFMG, in exchange for a 100% equity interest in AFMG, making AFMG a wholly-owned subsidiary of EPTI.

The above stock exchange transaction resulted in the shareholders of AFMG obtaining a majority voting interest in EPTI. Generally accepted accounting principles in the United States of America require that the Company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Consequently, the stock exchange transaction has been accounted for as a recapitalization of AFMG as AFMG acquired a controlling equity interest in EPTI as of September 15, 2006. The reverse acquisition process utilizes the capital structure of EPTI and the assets and liabilities of AFMG recorded at historical cost.

EARTH PRODUCTS & TECHNOLOGIES, INC. AND SUBSIDIARIES
Successor To American Federal Mining Group, Inc.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2006
(Amounts in thousands, except share data)
			Pro Forma
	Historical	Historical	adjustment		Pro Forma
	EPTI	AFMG	(1)		Combined

ASSETS
Current assets:
Cash and cash equivalents	$1	$712			$713
Accounts receivable, net	-	2,345			2,345
Other deposits and prepayments, net	-	1,750			1,750
Inventories, net	-	2,900			2,900
Due from related parties	-	29			29
Total current assets	1	7,736			7,737

Property, machinery and mining assets, net	-	14,855			14,855
Deferred tax assets	-	230			230
Goodwill	-	1,001			1,001
	$1	$23,822			$23,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$-	$1,461			1,461
Short term bank loans	-	2,996			2,996
Other payables and accruals	-	1,580			1,580
Taxes payable	-	577			577
Due to a director	-	4,978			4,978
Total liabilities	$-	$11,592			$11,592
Minority interests	$-	$281			$281

STOCKHOLDERS’ EQUITY:
Common Stock, $0.001 par value:
Authorized shares – 50,000,000 shares
Issued and outstanding – 21,297,700 shares	$1	$-	20	(2)	$21
Additional paid-in capital	4,078	6,337	(4,054)	(2)	6,361
PRC Statutory reserves	-	625			625
Comprehensive income	-	274			274
Retained earnings (deficit)	(4,078)	4,713	4,034	(2)	4,669
Total stockholders’ equity	1	11,949			11,950
Total liabilities and stockholders’ equity	$1	$23,822			$23,823

EARTH PRODUCTS & TECHNOLOGIES, INC. AND SUBSIDIARIES
Successor To American Federal Mining Group, Inc.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005
(Amounts in thousands, except share data)
			Pro Forma
	Historical	Historical	adjustment		Pro Forma
	EPTI	AFMG	(1)		Combinded

ASSETS
Current assets:
Cash and cash equivalents	$4	$294			$298
Accounts receivable, net	-	640			640
Other deposits and prepayments, net	-	153			153
Inventories, net	-	2,428			2,428
Due from related parties	-	-			-
Total current assets	4	3,515			3,519

Property, machinery and mining assets, net	-	9,723			9,723
Deferred tax assets	-	201			201
	$4	$13,439			$13,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5	$798			803
Short term bank loans	-	3,348			3,348
Other payables and accruals	-	886			886
Taxes payable	-	422			422
Due to a director	-	9			9
Total liabilities	$5	$5,463			$5,468

STOCKHOLDERS’ EQUITY:
Common Stock, $0.001 par value:
Authorized shares – 50,000,000 shares
Issued and outstanding – 21,066,700 shares	$1	$-	20	(2)	$21
Additional paid-in capital	4,032	6,337	(4,054)	(2)	6,315
PRC Statutory reserves	-	498			498
Comprehensive income	-	43			43
Retained earnings (deficit)	(4,034)	1,098	4,034	(2)	1,098
Total stockholders’ equity	(1)	7,976			7,975
Total liabilities and stockholders’ equity	$4	$13,439			$13,443

EARTH PRODUCTS & TECHNOLOGIES, INC. AND SUBSIDIARIES
Successor To American Federal Mining Group, Inc.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006
(Amounts in thousands, except share data)
			Pro Forma
	Historical	Historical	adjustment	Pro Forma
	EPTI	AFMG	(1)	Combined

Net revenue	$-	$7,675		$7,675
Cost of goods sold	-	(2,685)		(2,685)
Gross profit	-	4,990		4,990
Operating expenses:
Selling and distribution expenses	-	(341)		(341)
General and administrative expenses	(2)	(788)		(790)
Income (loss) from operations	(2)	3,861		3,859
Other income (expense):
Other expenses	-	(31)		(31)
Interest expense	-	(129)		(129)
Subsidy income	-	-		-
Other income	-	14		14
Income before income taxes and minority interests	(2)	3,715		3,713
Benefit for income taxes	-	24		24
Income before minority interests	(2)	3,739		3,737
Minority interests	-	3		3
Income available to common stockholders	$(2)	$3,742		$3,740

EARNINGS (LOSS) PER SHARE
- Basic		$0.19	(3)	$0.19
- Diluted		$0.19	(3)	$0.19

Weighted average number of shares
- Basic		20,000,000	(4)	20,000,000
- Diluted		20,000,000	(4)	20,000,000

EARTH PRODUCTS & TECHNOLOGIES, INC. AND SUBSIDIARIES
Successor To American Federal Mining Group, Inc. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2006
(1)

Because AFMG's former owners have received the majority voting rights in the combined entity and AFMG's senior management has been appointed to represent the majority of the senior management of the combined entity following the Share Exchange, the Share Exchange is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Earth Products & Technologies, Inc. (“EPTI”, the legal acquirer) is considered the accounting acquiree and AFMG (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of AFMG, with the assets and liabilities, and revenue and expenses, of EPTI being included effective from the date of consummation of the Share Exchange. EPTI is deemed to be a continuation of the business of AFMG. The outstanding stock of EPTI prior to the Share Exchange will be accounted for at their net book value and no goodwill will be recognized.

(2)

Reflects the issuance of 20,000,000 shares of common stock by EPTI (as legal acquirer) for the reverse acquisition of all issued and outstanding shares of capital stock of AFMG (as legal acquiree, but accounting acquirer), and the elimination the pre-acquisition losses of EPTI (as accounting acquiree).

(3)	The historical earnings per share is computed based on the historical income of AFMG as AFMG is considered the accounting acquirer and thus the predecessor.

(4)	The weighted average number of share used for computing the historical earnings per share is based on the number of shares issued in the reverse acquisition of AFMG by EPTI.

Index to Exhibits

Number	Description of Exhibit
2

Stock Exchange Agreement by and among Earth Products & Technologies, Inc., American Federal Mining Group, Inc. and shareholders of American Federal Mining Group, Inc., dated July 14, 2006 (Incorporate by reference to Exhibit 2.1 to the Company’s Form 8-K filed on July 20, 2006)

**3.1	Amended and Restated Articles of Incorporation of the Company, effective December 13, 2006
**3.2	Bylaws of the Company adopted on November 27, 2006
10.1	Indenture dated December 27, 2006 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on December 29, 2006)
10.2

Note Purchase Agreement by and between the Company and Citadel Equity Fund, Ltd., dated December 21, 2006 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 29, 2006).

10.3	Voting Agreement by and between the Company, Xiaojing Yu, Xuming Xue and Citadel Equity Fund, Ltd. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on December 29, 2006).
**10.4	Service Agreement for Going Public between Inner Mongolia Xiangzhen Mining Group Co. Ltd and American Eastern Group, Inc., dated November 1, 2006, and as amended on December 10, 2006
**10.5	Stock Option Agreement by and between the Company and American Eastern Group, Inc., dated December 3, 2005
**10.6	Stock Option Agreement by and between the Company and Shenzhen DRB Investment Consultant, Limited, dated December 3, 2005
**10.7	Letter Agreement by and between the Company and American Eastern Securities, Inc., dated November 1, 2006, as amended on December 27, 2006
**10.8	Stock Purchase Agreement by and between American Federal Mining Group, Inc. and Xinjiang Buerjin County Xingzhen Mining Co., Ltd., dated April 28, 2006, as amended on July 6, 2006 and July 20, 2006
**10.9

Stock Purchase Agreement by and between American Federal Mining Group, Inc. and Inner Mongolia Qingshan Nonferrous Metal Development Co., Ltd., dated April 12, 2006, as amended on July 8, 2006 and July 20, 2006

**10.10	Share Equity Acquisition Agreement by and between Inner Mongolia Xiangzhen Mining Group, Ltd. and Jiaxing Li and Guan Huang, dated as of November 6, 2006
**10.11	Industrial Product Sales Contract by and between Inner Mongolia Wulatehouqi Qianzhen Ore Processing Co., Ltd. and Baiyin Nonferrous Metal Group. Co., Ltd., dated July 28, 2006
**10.12	Refined Zinc Ore Supply Agreement by and between Wulatehouqi Qianzhen Ore Processing Co., Ltd. and Zijin Nonferrous Metal Co., Ltd., dated as of March 26, 2006
**10.13	Contract by and between Wulatehouqi Qianzhen Ore Processing Co., Ltd. and Wulatehouqi Zijin Mining Co., Ltd., dated as of December 10, 2006
**10.14	Fluorite Purchase Agreement by and between Inner Mongolia Xiangzhen Fluorite Industrial Co., Ltd. and Langfang Xinda Iron Alloy Co., Ltd., dated as of April 23, 2006
**10.15	Contract by and between American Federal Mining Group, Inc., Xiaojing Yu and Inner Mongolia Wulatehouqi Qianzhen Ore Processing Co., Ltd., dated as of February 16, 2006
**10.16	Industrial Product Sales Contract by and between Inner Mongolia Xiangzhen Mining Co., Ltd. and Beijing Capital Steel Company Limited by Shares, dated as of March 31, 2005
**10.17	Fluorite Powder Supply Agreement by and between Ningxia Jinhe Chemical Co., Ltd. and Inner Mongolia Xiangzhen Mining Group Co., Ltd. dated as of April 3, 2006
**10.18	Working Capital Loan Agreement by and between Inner Mongolia Xiangzzhen Mining Group Co., Ltd. and China Industrial and Commerce Bank, dated as of November 30, 2006
*14.1	Code of Ethics, dated as of April 16, 2007.
*21	Subsidiaries of the Company.

*     Filed with the Company’s Form 10-KSB filed on April 17, 2007.

**   Filed with the Company’s Form 10-KSB/A filed on April 24, 2007

*** Filed with the Company’s Form 10-KSB/A filed on May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to a report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.
(Registrant)

/s/ Xiaojing Yu
(Signature)
Chief Executive Officer

Date	October 16, 2007